                                                                    EXHIBIT 10.1


--------------------------------------------------------------------------------







                           STOCK PURCHASE AGREEMENT


                                 BY AND AMONG


                        PRODUCTS UNLIMITED CORPORATION,


              THE STOCKHOLDERS OF PRODUCTS UNLIMITED CORPORATION,


                                      AND


                       COMMUNICATIONS INSTRUMENTS, INC.


                          DATED AS OF MARCH 19, 1999






--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
ARTICLE I -- DEFINITIONS.......................................................................................   1
                  Section 1.1       Definitions................................................................   1
                                    -----------
                  Section 1.2       Cross Reference.  .........................................................   7
                                    ---------------

ARTICLE II -- THE STOCK PURCHASE...............................................................................   9
                  Section 2.1       Pre-Closing Estimates of Certain Amounts.  ................................   9
                                    ----------------------------------------
                  Section 2.2       Stock Purchase.............................................................   9
                                    --------------
                  Section 2.3       Closing....................................................................  10
                                    -------
                  Section 2.4       Post-Closing Adjustments. .................................................  10
                                    ------------------------
                  Section 2.5       Earn-Out...................................................................  13
                                    --------

ARTICLE III -- CONDITIONS TO CLOSING...........................................................................  16
                  Section 3.1       Conditions to the Purchaser's Obligations.  ...............................  16
                                    -----------------------------------------
                  Section 3.2       Conditions to the Sellers' Obligations.....................................  19
                                    --------------------------------------

ARTICLE IV -- COVENANTS BEFORE CLOSING.........................................................................  21
                  Section 4.1       Affirmative Covenants of the Company.......................................  21
                                    ------------------------------------
                  Section 4.2       Negative Covenants of the Company..........................................  22
                                    ---------------------------------
                  Section 4.3       Covenants of Purchaser.  ..................................................  23
                                    ----------------------

ARTICLE V -- REPRESENTATIONS AND WARRANTIES OF THE SELLERS.....................................................  24
                  Section 5.1       Organization and Corporate Power...........................................  24
                                    --------------------------------
                  Section 5.2       Authorization of Transactions..............................................  25
                                    -----------------------------
                  Section 5.3       Absence of Conflicts.  ....................................................  25
                                    --------------------
                  Section 5.4       Capitalization.............................................................  25
                                    --------------
                  Section 5.5       Financial Statements and Related Matters.  ................................  26
                                    ----------------------------------------
                  Section 5.6       Absence of Undisclosed Liabilities.  ......................................  26
                                    ----------------------------------
                  Section 5.7       Absence of Certain Developments.  .........................................  27
                                    -------------------------------
                  Section 5.8       Real Property..............................................................  28
                                    -------------
                  Section 5.9       Assets.  ..................................................................  29
                                    ------
                  Section 5.10      Taxes.  ...................................................................  30
                                    -----
                  Section 5.11      Contracts and Commitments..................................................  31
                                    -------------------------
                  Section 5.12      Proprietary Rights.........................................................  33
                                    ------------------
                  Section 5.13      Litigation; Proceedings....................................................  34
                                    -----------------------
                  Section 5.14      Brokerage.  ...............................................................  34
                                    ---------
                  Section 5.15      Governmental Licenses and Permits..........................................  34
                                    ---------------------------------
                  Section 5.16      Employees..................................................................  34
                                    ---------
                  Section 5.17      Employee Benefit Plans.  ..................................................  35
                                    ----------------------
                  Section 5.18      Insurance.  ...............................................................  36
                                    ---------
                  Section 5.19      Officers and Directors; Bank Accounts......................................  36
                                    -------------------------------------

                  Section 5.20      Affiliate Transactions.  .................................................   36
                                    ----------------------
                  Section 5.21      Compliance with Laws.  ...................................................   36
                                    --------------------
                  Section 5.22      Environmental Matters.  ..................................................   37
                                    ---------------------
                  Section 5.23      Disclosure................................................................   38
                                    ----------
                  Section 5.24      Closing Date.  ...........................................................   38
                                    ------------

ARTICLE VI --  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER................................................   36
                  Section 6.1       Organization. ............................................................   38
                                    ------------
                  Section 6.2       Authorization of Transactions.  ..........................................   38
                                    -----------------------------
                  Section 6.3       Absence of Conflicts......................................................   39
                                    --------------------
                  Section 6.4       Litigation.  .............................................................   39
                                    ----------
                  Section 6.5       Brokerage. ...............................................................   39
                                    ---------
                  Section 6.6       Cooperation...............................................................   39
                                    -----------
                  Section 6.7       Closing Date..............................................................   39
                                    ------------

ARTICLE VII -- TERMINATION....................................................................................   40
                  Section 7.1       Termination...............................................................   40
                                    -----------
                  Section 7.2       Effect of Termination.  ..................................................   40
                                    ----------------------

ARTICLE VIII -- INDEMNIFICATION AND RELATED MATTERS...........................................................   40
                  Section 8.1       Survival.  ...............................................................   40
                                    --------
                  Section 8.2       Indemnification...........................................................   41
                                    ---------------
                  Section 8.3       Certain Tax Matters.......................................................   46
                                    -------------------

ARTICLE IX -- ADDITIONAL AGREEMENTS...........................................................................   46
                  Section 9.1       Appointment of Representative.............................................   46
                                    -----------------------------
                  Section 9.2       Press Releases and Announcements.  .......................................   48
                                    --------------------------------
                  Section 9.3       Further Transfers.  ......................................................   48
                                    -----------------
                  Section 9.4       Specific Performance......................................................   48
                                    --------------------
                  Section 9.5       Expenses.  ...............................................................   49
                                    --------
                  Section 9.6       Exclusivity...............................................................   49
                                    -----------
                  Section 9.7       Noncompetition, Nonsolicitation, and Confidentiality......................   49
                                    ----------------------------------------------------
                  Section 9.8       Split Dollar Life Insurance Policies......................................   51
                                    ------------------------------------

ARTICLE X -- MISCELLANEOUS....................................................................................   52
                  Section 10.1      Amendment and Waiver.  ...................................................   52
                                    --------------------
                  Section 10.2      Notices...................................................................   52
                                    -------
                  Section 10.3      Binding Agreement; Assignment.  ..........................................   53
                                    -----------------------------

                  Section 10.4      Severability.  ...........................................................   53
                                    ------------
                  Section 10.5      No Strict Construction.  .................................................   54
                                    ----------------------
                  Section 10.6      Captions..................................................................   54
                                    --------
                  Section 10.7      Entire Agreement.  .......................................................   54
                                    ----------------
                  Section 10.8      Counterparts.  ...........................................................   54
                                    ------------
                  Section 10.9      Governing Law.............................................................   54
                                    -------------


                  Section 10.10     Parties in Interest.......................................................   54
                                    -------------------
                  Section 10.11     Schedules.  ..............................................................   54
                                    ---------

                              INDEX OF SCHEDULES
                              ------------------

Affiliated Transactions Schedule
Assets Schedule
Benefit Plans Schedule
Brokerage Schedule
Conflicts Schedule
Contracts Schedule
Developments Schedule
Employees Schedule
Environmental Schedule
Financial Statements Schedule
Insider Transaction Schedule
Insurance Schedule
License Schedule
Litigation Schedule
Officers, Directors, and Bank Accounts Schedule
Organization Schedule
Payment Allocation Schedule
Proprietary Rights Schedule
Real Property Schedule
Schedule of Stockholders
Special Transfers Schedule
Taxes Schedule


                               INDEX OF EXHIBITS
                               -----------------

Exhibit A         -        Form of Escrow Agreement
Exhibit B         -        Form of Opinion of Ward, Murray, Pace & Johnson, P.C.
Exhibit C         -        Form of Consulting Agreement
Exhibit D         -        Form of Supply Agreement
Exhibit E         -        Form of Opinion of Kirkland & Ellis

                           STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT, dated as of March 19, 1999, is made by and among PRODUCTS UNLIMITED CORPORATION, an Iowa corporation (the "Company"),
                                                                    -------
the stockholders of the Company listed on the "Schedule of Stockholders"
                                               ------------------------
attached hereto (collectively, the "Sellers" and individually, a "Seller"), and
                                    -------                       ------
COMMUNICATIONS INSTRUMENTS, INC., a North Carolina corporation (the "Purchaser"). The Company, the Sellers and the Purchaser are referred to herein
 ---------
collectively as the "Parties" and individually as a "Party." Certain capitalized
                     -------                         -----
terms used herein are defined in Article I below.

          WHEREAS, the authorized capital stock of the Company consists of 50,000 shares of Class B Common Stock, par value $1.00 per share (the "Common
                                                                       ------
Stock"), of which 1000 shares are issued and outstanding, and 50,000 shares of
-----
Preferred Stock, having no par value per share (the "Preferred Voting Stock,"
                                                     ----------------------
and together with the Common Stock, the "Stock"), of which 1000 shares are
                                         -----
issued and outstanding;

          WHEREAS, the Sellers own beneficially and of record 100% of the issued and outstanding Stock; and

          WHEREAS, the Purchaser desires to acquire from each Seller, and each Seller desires to sell to the Purchaser, all of the Stock owned by such Seller (collectively, the "Acquired Stock").
                    --------------

          NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, and covenants which are to be made and performed by the respective Parties, the Parties hereby agree as follows:

ARTICLE 1                          -- DEFINITIONS

     SECTION 1.1  DEFINITIONS. When used in this Agreement, the following terms
                  -----------
have the meanings set forth below:

          "Acquired Companies" means the Company and each of its Subsidiaries.
           ------------------

          "Affiliate" of any particular Person means any other Person
           ---------
controlling, controlled by, or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract, or otherwise.

          "Affiliated Group" means any affiliated group as defined in Code
           ----------------
Section 1504 that has filed a consolidated return for federal income tax purposes (or any similar group under state, local, or foreign law).

          "Agreement" means this Stock Purchase Agreement, including all
           ---------
Exhibits and Schedules hereto, as it may be amended from time to time in accordance with its terms.

          "Baseline Net Working Capital Amount" means $6,326,000.00.
           -----------------------------------
          "Capital Stock" means (i) in the case of a corporation, any and all
           -------------
shares of capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership or limited liability company, any and all partnership or membership interests (whether general or limited), (iv) in any case, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, and
(v) in any case, any right to acquire any of the foregoing.

          "Cash" means all cash, cash equivalents, and marketable securities.
           ----

          "Cash Amount" means the book value of the Company's Cash as of the
           -----------
close of business on the day before the Closing Date, determined on a consolidated basis in accordance with GAAP.

          "Code" means the Internal Revenue Code of 1986, as amended, and any
           ----
reference to any particular Code section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

          "Environmental and Safety Requirements" means all federal, state,
           -------------------------------------
local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law obligations concerning public health and safety, worker health and safety, and pollution or protection of the environment, including all such standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or by-products, asbestos, polychlorinated biphenyls (or PCBs), noise or radiation.

          "Excluded Assets and Liabilities" means the Company's ownership
           -------------------------------
interest in RHDC-1 Limited Partnership, RHDC-2 Limited Partnership and Mt. Carroll Apartments Limited Partnership and any interests or rights accruing to the Company in any Chicago Bulls season tickets, together with all obligations or liabilities (whether accrued, absolute, contingent, unliquidated, or otherwise, whether or not known, whether due or to become due, and regardless of when asserted) arising out of or relating to any of such assets; provided however, that in the event the Company is unable to transfer any such interest in Chicago Bulls season tickets, the Purchaser shall cause the Company to purchase such tickets and to sell them to Gary W. Schreiner at the Purchaser's cost.

          "GAAP" means generally accepted accounting principles of the United
           ----
States, consistently applied.

          "Improvements" means all buildings, fixtures and other improvements
           ------------
located on each Owned Real Property or Leased Real Property which are (or, pursuant to the Special Real Property Transfer, will be) owned by any Acquired Company, regardless of whether (in the case of Improvements on Leased Real Property) such improvements are subject to reversion to the landlord or other third party upon the expiration or termination of the Real Property Lease for such Leased Real Property.

          "Indebtedness" of any Person means, without duplication: (a)
           ------------
indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the Ordinary Course of Business), and any commitment by which such Person assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit; (b) indebtedness guaranteed in any manner by such Person, including a guarantee in the form of an agreement to repurchase or reimburse; (c) obligations under capitalized leases in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person assures a creditor against loss; (d) indebtedness due to stockholders or for any preferred stock; and (e) obligations under deferred compensation programs or for dividends owed.

          "Indebtedness Amount" means the book value of the Company's
           -------------------
Indebtedness as of the close of business on the day before the Closing Date, determined on a consolidated basis in accordance with GAAP; provided that for purposes of such calculation all interest, prepayment penalties, premiums, fees and expenses (if any) which would be payable if such Indebtedness was paid in full at the Closing shall be treated as Indebtedness.

          "Insider" means, any officer, director, executive employee,
           -------
stockholder, partner or Affiliate, as applicable, of any Acquired Company or any spouse or descendant (whether natural or adopted) of any such individual or any entity in which any of the foregoing Persons owns a 5% or greater direct or indirect beneficial interest.

          "knowledge" and "aware" and terms of similar import mean, with respect
           ---------       -----
to a Person, the actual knowledge of such Person (and if such Person is an entity, this means the actual knowledge of the officers, directors and executive employees of such Person), after making reasonable inquiry and exercising reasonable diligence with respect to the particular matter in question.

          "Leased Real Property" means all land, building, fixtures or other
           --------------------
real property in which any Acquired Company has a leasehold, subleasehold, license, concession or other real property right or interest under the Real Property Leases.

          "Licenses" means all permits, licenses, franchises, certificates,
           --------
approvals, and other authorizations of third parties or foreign, federal, state, or local governments or other similar rights.

          "Liens" means any mortgage, pledge, security interest, encumbrance,
           -----
lien, or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Acquired Companies, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to any Acquired Company under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the Ordinary Course of Business).

          "Loss" means, with respect to any Person, any damage, liability,
           ----
diminution in value, demand, claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or other loss or expense, whether or not arising out of a third party claim, including all interest, penalties, reasonable attorneys' fees and expenses and all amounts paid or incurred in connection with any action, demand, proceeding, investigation or claim by any third party (including any governmental entity or any department, agency or political subdivision thereof) against or affecting such Person or which, if determined adversely to such Person, would give rise to, evidence the existence of, or relate to, any other Loss and the investigation, defense or settlement of any of the foregoing.

          "Material Adverse Effect" means any material adverse effect on the
           -----------------------
business, financial condition, operations, results of operations, or future prospects of the Acquired Companies, taken as a whole.

          "Net Sales" means, with respect to any period, the Company's net sales
           ---------
for such period, determined on a consolidated basis in accordance with GAAP, but modified as follows (without duplication):

               (a) if any of the Acquired Companies sells, exchanges, or otherwise disposes of any material portion of its assets other than in the ordinary course of business consistent with past practice (a "Material
                                                                   --------
     Disposition"), Net Sales will be adjusted to what it would have been had
     -----------
     such Material Disposition not occurred (assuming, for purposes of such adjustment, that the assets so disposed of would have contributed to, or reduced, the Acquired Companies' consolidated net sales following the date of such Material Disposition at the same average per diem rate as such assets contributed to, or reduced, the Acquired Companies' consolidated net sales during the period between the first day of such period and the date of such Material Disposition); and

               (b) if any of the Acquired Companies purchases, exchanges, or otherwise acquires any material assets other than in the ordinary course of business consistent with past practice (a "Material Acquisition"), Net
                                                --------------------
     Sales will be adjusted to what it would have been had such Material Acquisition not occurred.

          "Net Working Capital Amount" means the book value of the Company's
           --------------------------
current assets (excluding Cash, marketable securities, Taxes receivable (if any), related party assets, and Excluded Assets and Liabilities), with inventory calculated as set forth below, minus the book value of the Company's current liabilities (including float but excluding notes payable, Taxes payable and Indebtedness, including, without limitation, related party obligations, accrued interest and dividends, and Excluded Assets and Liabilities), in each case as of the close of business on the day before the Closing Date, determined on a consolidated basis in accordance with GAAP. For purposes of this Net Working Capital Amount definition, inventory shall be calculated on a book basis plus an adjustment to account for overhead and labor that should have been capitalized, but was not, during interim months. For any interim month calculation date, the adjustment will equal (i) the material value in inventory shown on the Company's balance sheet for that date, divided by (ii)
                                                                 ------- --
 .753, which is the ratio of the material component in inventory at August 31, 1998, per the physical inventory, to total inventory at August 31, 1998 calculated to reflect actual labor and overhead rates for the twelve months ended August 31, 1998, minus (iii) the total inventory balance recorded on the
                       -----
Company's balance sheet for the interim calculation date.

          "Ordinary Course of Business" means the ordinary course of the
           ---------------------------
Company's businesses consistent with past practice (including, without limitation, with respect to collection of accounts receivable, purchases of supplies, repairs and maintenance, payment of accounts payable and accrued expenses, terms of sale, levels of capital expenditures, and operation of cash management practices generally).

          "Owned Real Property" means all real property which is owned by any
           -------------------
Acquired Company, and all real property which is owned by any Affiliate of any Acquired Company and used by an Acquired Company in operation of its businesses.

          "Permitted Liens" means (a) real estate taxes, assessments and other
           ---------------
governmental fees or other charges levied with respect to the Real Property not yet due and payable as of the Closing Date; (b) mechanics and similar statutory liens arising or incurred in the Ordinary Course of Business for amounts which are not delinquent and which would not, individually or in the aggregate, have a Material Adverse Effect; (c) zoning, entitlement, building and other land use and similar laws or regulations imposed by any governmental authority having jurisdiction over such parcel which are not violated by the current use and operation thereof; (d) easements, covenants, conditions, restrictions and other similar matters of record affecting title to such Real Property which would not materially impair the use or occupancy of such parcel in the operation of the Acquired Companies' businesses; and (e) liens or encumbrances placed by a landlord or other third party with respect to any Real Property.

          "Person" means and includes an individual, a partnership, a joint
           ------
venture, a limited liability company, a corporation or trust, an unincorporated organization, a group, a government or other department or agency thereof, or any other entity.

          "Proprietary Rights" means any and all (i) patents, patent
           ------------------
applications, patent disclosures, as well as any reissues, continuations, continuations-in-part, divisions, extensions or reexaminations thereof, (ii) trademarks, service marks, trade dress, trade names, logos, and corporate names and registrations and applications for registration thereof, together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases, and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques (including, without limitation, the Company's Continuous Flow Manufacturing Process), research and development information, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans, and customer and supplier lists and information), (vii) other intellectual property rights, (viii) copies and tangible embodiments thereof (in whatever protectable form or medium), and (ix) license agreements related thereto.

          "Real Property" means the Owned Real Property, the Leased Real
           -------------
Property, and the Improvements.

          "Real Property Leases" means all leases, subleases, licenses,
           --------------------
concessions and other agreements (written or oral), including, without limitation, all amendments, extensions, renewals, guaranties and other agreements with respect thereto, together with all security deposits thereunder, held by the Acquired Companies for the use and occupancy of any real property.

          "Sale of the Company" means the sale of the Company to an
           -------------------
unaffiliated third party or a group of related unaffiliated third parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Company's board of directors (whether by merger, consolidation, sale or transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
similar federal law then in force.

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof. For purposes hereof, a Person shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity if such Person shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity.

          "Tax" or "Taxes" means federal, state, county, local, foreign, or
           ---      -----
other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated, and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto, and also including, without limitation, any Tax or Taxes of another Person for which any Acquired Company is liable as a successor or as a transferee or by contract).

          "Tax Return" means returns, declarations, reports, claims for refund,
           ----------
information returns or other documents (including any related or supporting schedules, statements, or information) filed or required to be filed in connection with the determination, assessment, or collection of Taxes of any party or the administration of any laws, regulations, or administrative requirements relating to any Taxes.

          "Transaction Documents" means this Agreement, and all other
           ---------------------
agreements, instruments, certificates, and other documents to be entered into or delivered by any Party in connection with the transactions contemplated to be consummated pursuant to this Agreement.

          "Treasury Regulations" means the United States Treasury Regulations
           --------------------
promulgated pursuant to the Code.

     Section 1.2  Cross Reference. The following terms are defined in the
                  ---------------
following Sections of this Agreement:

                    Term                        Section
                    ----                        -------
          Accelerated Earn-Out Payment          2.5(d)
          Accelerated Earn-Out Statement        2.5(e)
          Accounts Receivable                   5.5(b)
          Acquired Stock                        Recitals
          Acquisition Proposal                  9.6
          Actual Cash Amount                    2.4(a)
          Actual Earn-Out Amount                2.5(b)
          Actual Expected Earn-Out Amount       2.5(e)
          Actual Indebtedness Amount            2.4(a)
          Actual Net Working Capital Amount     2.4(a)
          Aggregate Expected Earn-Out Amount    2.5(d)
          Anniversary Period                    2.5(a)
          Applicable Limitation Date            8.1
          Authorized Action                     9.1(d)
          Basket                                8.2(b)
          Cap                                   8.2(b)
          Capital Expenditure Payment           2.2(a)
          Capital Stock                         Recitals
          Ceiling Amount                        2.5(a)

          CERCLA                                        5.22(e)
          Closing                                       2.3
          Closing Date                                  2.3
          Closing Review                                2.4(a)
          Common Stock                                  Recitals
          Company                                       Preface
          Computer Systems                              5.12(c)
          Confidential Information                      9.7(c)
          Consulting Agreement                          3.1(o)
          Disagreement Notice                           2.5(b)
          Draft Balance Sheet                           2.4(a)
          Earn-Out Amount                               2.5(a)
          Earn-Out Auditor                              2.5(b)
          Earn-Out Election Notice                      2.5(c)
          Earn-Out Option                               2.5(c)
          Earn-Out Option Period                        2.5(c)
          Earn-Out Statement                            2.5(b)
          ERISA 5.17(a)
          Escrow Account                                2.2(b)
          Escrow Agreement                              2.2(b)
          Estimated Cash Amount                         2.1
          Estimated Closing Common Value                2.1
          Estimated Indebtedness Amount                 2.1
          Estimated Net Working Capital Amount          2.1
          Expected Earn-Out Firm                        2.5(e)
          Financial Statements                          5.5(a)
          Fundamental Representations and Warranties    8.1
          HSR Act                                       3.1(e)
          Indemnified Party                             8.2(f)
          Indemnifying Party                            8.2(f)
          Latest Balance Sheet                          5.5(a)
          Noncompete Period                             9.7(a)
          Notice of Expected Earn-Out Objection         2.5(e)
          Objection Notice                              2.4(a)
          Parties                                       Preface
          Party                                         Preface
          Plans                                         5.17(a)
          Potential Sale Notice                         2.5(c)
          Preferred Voting Stock                        Recitals
          Premium Satisfaction Event                    9.8
          Prime Rate                                    2.4(b)
          Purchase Price                                2.2(a)
          Purchaser                                     Preface
          Purchaser Parties                             8.2(a)

          Reimbursement Amount                9.8
          Representative                      9.1(a)
          Schedule Update                     5.24
          Seller                              Preface
          Seller Parties                      8.2(c)
          Sellers                             Preface
          Special Real Property Transfer      3.1(i)
          Split Dollar Interest               9.8
          Split Dollar Option                 9.8
          Split Dollar Policy                 9.8
          Split Dollar Premiums               9.8
          Stock                               Recitals
          Supply Agreement                    3.1(p)
          Surveys                             3.1(k)
          Target Amount                       2.5(a)
          Title Commitments                   3.1(j)
          Title Insurer                       3.1(j)
          Title Policies                      3.1(j)
          Transaction Expenses                9.5
          Unregistered Proprietary Rights     5.12(a)
          Working Capital Auditor             2.4(a)
          Year 2000 Compliant                 5.12(c)

                       ARTICLE II -- THE STOCK PURCHASE

     Section 1.3    Pre-Closing Estimates of Certain Amounts. Not later than one
                    ----------------------------------------
business day before the Closing, the Representative, subject to the Purchaser's reasonable approval, shall provide the Purchaser with a good faith estimate of the Cash Amount (such estimate is referred to as the "Estimated Cash Amount"),
                                                      ---------------------
the Indebtedness Amount (such estimate is referred to as the "Estimated
                                                              ---------
Indebtedness Amount"), and the Net Working Capital Amount (such estimate is
-------------------
referred to as the "Estimated Net Working Capital Amount"). For purposes of
                    ------------------------------------
Section 2.2 below, the "Estimated Closing Common Value" means an amount in cash
                        ------------------------------
equal to (A) $58,000,000.00, (B) plus the Estimated Cash Amount, (C) less the Estimated Indebtedness Amount, and (D) plus the excess of the Estimated Net Working Capital Amount over the Baseline Net Working Capital Amount or minus the excess of the Baseline Net Working Capital Amount over the Estimated Net Working Capital Amount.

     Section 1.4    Stock Purchase.
                    --------------

          (1)    Basic Transaction. On the basis of the representations,
                 -----------------
warranties, covenants, and agreements herein, and subject to the satisfaction or waiver of the conditions set forth herein and the terms hereof, at the Closing, the Purchaser (i) shall purchase from the Sellers, and the Sellers shall sell and transfer to the Purchaser, all of the shares of Stock owned by such Sellers as such ownership is set forth on the "Schedule of Stockholders" attached
                                       ------------------------
hereto, free and clear of any Liens, for an aggregate amount equal to the Estimated Closing Common Value (the "Purchase Price") and (ii) shall also pay to
                                     --------------
the Sellers an amount equal to the capital expenditures made by the Company since August 31, 1998 to the extent such capital expenditures were specifically pre-approved in writing by the Purchaser (the "Capital Expenditures Payment").
                                               ----------------------------
Each of the Purchase Price and the Capital Expenditures Payment shall be paid and allocated to each Seller according to the "Payment Allocation Schedule"
                                               ---------------------------
attached hereto. The Capital Expenditures Payment is currently estimated to be $628,000.00.

          (2)    Payment by the Purchaser. At the Closing, the Purchaser shall
                 ------------------------
pay the Purchase Price and Capital Expenditures Payments as follows: (i) the Purchaser shall deliver to the account or accounts designated by the Sellers, by wire transfer of immediately available funds, an amount in cash equal to (A) the Estimated Closing Common Value, plus (B) the Capital Expenditures Payment, minus
                                ----                                       -----
(C) $2,500,000.00, and (ii) the Purchaser shall deposit $2,500,000.00 into an escrow account (the "Escrow Account") governed by an Escrow Agreement
                     --------------
substantially in form of Exhibit A attached hereto (the "Escrow Agreement"). The
                         ---------                       ----------------
Escrow Account shall be available to satisfy any amounts owing to the Purchaser pursuant to Section 2.4 and/or Section 8.2(a) below.

          (3)    Delivery of Certificates by Sellers. At the Closing, each
                 -----------------------------------
Seller will deliver to the Purchaser, free and clear of any Liens, one or more certificates representing the Stock being sold by such Seller hereunder, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, and bearing or accompanied by all requisite stock transfer stamps.

    Section 1.5  Closing. The closing of the transactions contemplated by
                 -------
this Agreement (the "Closing") shall take place at the offices of Kirkland &
                     -------
Ellis, 200 East Randolph Drive, Chicago, Illinois 60601, commencing at 10:00 a.m. on the third business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contem-plated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself), or at such other place or on such other date as may be mutually agreeable to the Purchaser and the Representative; provided that in any event, if the Purchaser's senior lenders require that the Closing take place at the offices of their attorneys, the Parties agree that the Closing shall take place at such offices. The date and time of the Closing are herein referred to as the "Closing Date."
                                                   ------------

    Section 1.6  Post-Closing Adjustments.
                 ------------------------

           (1)   Post-Closing Determination. Within 90 days after the Closing
                 --------------------------
Date, the Purchaser and its auditors will conduct a review (the "Closing
                                                                 -------
Review") of the Cash Amount, the Indebtedness Amount and the Net Working Capital
------
Amount and will prepare and deliver to the

Representative a computation of such amounts (the "Draft Balance Sheet"). The
                                                   -------------------
Purchaser and its auditors will make available to the Representative and its auditors all records and work papers used in preparing the Draft Balance Sheet. If the Representative disagrees with the computation of the Cash Amount, the Indebtedness Amount or the Net Working Capital Amount reflected on the Draft Balance Sheet, the Representative may, within 30 days after receipt of the Draft Balance Sheet, deliver a notice (an "Objection Notice") to the Purchaser setting
                                     ----------------
forth the Representative's calculation of the Cash Amount, the Indebtedness Amount and the Net Working Capital Amount. The Purchaser and the Representative will use reasonable best efforts to resolve any disagreements as to the computation of the Cash Amount, the Indebtedness Amount and the Net Working Capital Amount, but if they do not obtain a final resolution within 30 days after the Purchaser has received the Objection Notice, the Purchaser and the Representative will jointly retain an independent accounting firm of recognized national standing (the "Working Capital Auditor") to resolve any remaining
                        -----------------------
disagreements. If the Purchaser and the Representative are unable to agree on the choice of the Working Capital Auditor, then the Working Capital Auditor will be a "big-five" accounting firm (or a successor) selected by lot (after excluding one firm designated by the Purchaser and one firm designated by the Representative). The Purchaser and the Representative will direct the Working Capital Auditor to render a determination within 30 days of its retention and the Purchaser, the Representative, and their respective agents will cooperate with the Working Capital Auditor during its engagement. The Working Capital Auditor will consider only those items and amounts in the Draft Balance Sheet set forth in the Objection Notice which the Purchaser and the Representative are unable to resolve. The Purchaser and the Representative shall each submit a binder to the Working Capital Auditor promptly (and in any event within 30 days after the Working Capital Auditor's engagement), which binder shall contain such Party's computation of the Cash Amount, the Indebtedness Amount and the Net Working Capital Amount and information, arguments, and support for such Party's position. The Working Capital Auditor shall review such binders and base its determination solely on them. In resolving any disputed item, the Working Capital Auditor may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The Working Capital Auditor's determination will be based on the definition of the Cash Amount, the Indebtedness Amount and the Net Working Capital Amount included herein. The determination of the Working Capital Auditor will be conclusive and binding upon the Parties. The Purchaser and the Representative shall bear the costs and expenses of the Working Capital Auditor based on the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party. The Cash Amount, the Indebtedness Amount and the Net Working Capital Amount, as finally determined pursuant to this Section 2.4(a), is referred to herein as the "Actual Cash Amount," the "Actual Indebtedness Amount" and the "Actual Net
 ------------------        --------------------------           ----------
Working Capital Amount," respectively.
----------------------

          (2)  Post-Closing Adjustment.
               -----------------------

               (1)  Payments by the Purchaser.
                    -------------------------

                    (1) If the Actual Cash Amount is greater than the Estimated Cash Amount, the Purchaser will, within five (5) business days after the determination thereof, pay to the Representative an amount equal to the sum of (A) the Actual Cash Amount minus the Estimated Cash Amount plus (B) interest on such difference from the Closing Date to the date of payment at an interest rate equal to the "Prime Rate" as listed in The Wall Street Journal (Midwest Edition) on the Closing Date (the "Prime
                                                                          -----
          Rate"). Such payment will be made by wire transfer or delivery of
          ----
          other immediately available funds.

                    (2) If the Actual Indebtedness Amount is less than the Estimated Indebtedness Amount, the Purchaser will, within five (5) business days after the determination thereof, pay to the Representative an amount equal to the sum of (A) the Estimated Indebtedness Amount minus the Actual Indebtedness Amount plus (B)
                                                                   ----
          interest on such difference from the Closing Date to the date of payment at an interest rate equal to the Prime Rate. Such payment will be made by wire transfer or delivery of other immediately available funds.

                    (3) If the Actual Net Working Capital Amount is greater than the Estimated Net Working Capital Amount, the Purchaser will, within five (5) business days after the determination thereof, pay to the Representative an amount equal to the sum of (A) the Actual Net Working Capital Amount minus the Estimated Net Working Capital Amount plus (B) interest on such difference from the Closing Date to the date
          ----
          of payment at an interest rate equal to the Prime Rate. Such payment will be made by wire transfer or delivery of other immediately available funds.

               (2)  Payments by the Representative.
                    ------------------------------

                    (1) If the Actual Cash Amount is less than the Estimated Cash Amount, the Representative will, within five (5) business days after the determination thereof, pay to the Purchaser an amount equal to the sum of (A) the Estimated Cash Amount minus the Actual Cash Amount plus (B) interest on such difference from the Closing Date to
                 ----
          the date of payment at an interest rate equal to the Prime Rate. Such payment will be made by wire transfer or delivery of other immediately available funds.

                    (2) If the Actual Indebtedness Amount is greater than the Estimated Indebtedness Amount, the Representative will, within five
          (5) business days after the determination thereof, pay to the Purchaser an amount equal to the sum of (A) the Actual Indebtedness Amount minus the Estimated Indebtedness Amount plus (B) interest on
                                                         ----
          such difference from the Closing Date to the date of payment at an interest rate equal to the Prime Rate. Such payment will be made by wire transfer or delivery of other immediately available funds.

                    (3) If the Actual Net Working Capital Amount is less than the Estimated Net Working Capital Amount, the Representative will, within five (5) business days after the determination thereof, pay to the Purchaser an amount equal to the sum of (A) the Estimated Net Working Capital Amount minus the Actual Net Working Capital Amount minus the Estimated Working Capital plus (B) interest on such difference from the Closing Date to the date
          ----
          of payment at an interest rate equal to the Prime Rate. Such payment will be made by wire transfer or delivery of other immediately available funds.

                    (3)  Dispute. If, pursuant to Section 2.4(a) above, there is
                         -------
     a dispute as to the final determination of the Actual Cash Amount, the Actual Indebtedness Amount or the Actual Net Working Capital Amount, the Purchaser and the Representative shall promptly pay to the other, as appropriate, such amounts as are not in dispute, pending final determination of such dispute pursuant to Section 2.4(a).

     Section 1.7    Earn-Out.
                    --------

          (1) In accordance with this Section 2.5, the Purchaser will pay the Earn-Out Amount (as defined below), achieved in both of the 12-month periods ending on December 31, 1999 and on December 31, 2000 (each such 12-month period, an "Anniversary Period") to the Sellers. The "Earn-Out Amount" for each
    ------------------                        ---------------
Anniversary Period means an amount equal to the product of (A) the amount of Net Sales in excess (if any) of the Target Amount (as defined below) for such Anniversary Period, multiplied by (B) 50%, but not to exceed in any event the Ceiling Amount (as defined below) for such Anniversary Period. The "Target
                                                                    ------
Amount" for (x) the Anniversary Period ending on December 31, 1999, is
------
$62,000,000, and (y) the Anniversary Period ending on December 31, 2000, is $66,000,000. The "Ceiling Amount" for (x) the Anniversary Period ending on
                  --------------
December 31, 1999, is $4,000,000, and (y) the Anniversary Period ending on December 31, 2000, is $4,000,000 minus the Earn-Out Amount paid (if any) for the Anniversary Period ending on December 31, 1999. For the purpose of this Section 2.5(a), the Purchaser agrees that it will not take any action for the primary purpose of reducing the Earn-Out Amount for either Anniversary Period.

          (2) Within 45 days after each Anniversary Period ends, the Purchaser and its auditors will prepare and deliver to the Representative a calculation of the Net Sales together with a calculation of the Earn-Out Amount for such Anniversary Period (the "Earn-Out Statement"). Upon delivery of the Earn-Out
                         ------------------
Statement, the Purchaser and its auditors will make available to the Representative and its auditors all records and work papers used in preparing the Earn-Out Statement for the purpose of reviewing such calculations. If the Representative disagrees with the calculation of the Net Sales or Earn-Out Amount, the Representative shall, within 30 days after receipt of the Earn-Out Statement, deliver a written notice (a "Disagreement Notice") to the Purchaser
                                        -------------------
setting forth the Representative's calculations of the Net Sales and Earn-Out Amount. The Purchaser and the Representative will use reasonable best efforts to resolve any disagreements as to the calculation of the Net Sales and Earn-Out Amount, but if they do not obtain a final resolution within 30 days after the Purchaser received the Disagreement Notice, the Purchaser and the Representative will jointly retain an independent accounting firm of recognized national standing (the "Earn-Out Auditor") to resolve any remaining disagreements. If the
               ----------------
Purchaser and the Representative are unable to agree on the choice of the Earn-Out Auditor, then the Earn-Out Auditor will be a "big-five" accounting firm (or a successor) selected by lot (after excluding one firm designated by the Purchaser and one firm designated by the Representative). The Purchaser and the Representative will direct the Earn-Out Auditor to render a determination within 30 days of its retention and the Purchaser, the Representative, and their respective agents will cooperate with the Earn-Out Auditor during its engagement. The Earn-Out Auditor will consider only those items and amounts in the Earn-Out Statement set forth in the Disagreement Notice which the Purchaser and the Representative are unable to resolve. The Purchaser and the Representative shall each submit a binder to the Earn-Out Auditor promptly (and in any event within 30 days after the Earn-Out Auditor's retention), which binder shall contain such Party's calculations of the Company's Net Sales, the Earn-Out Amount, and information, arguments, and support for such Party's position. The Earn-Out Auditor shall review such binders and base its determination solely on them. In resolving any disputed item, the Earn-Out Auditor may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The Earn-Out Auditor's determination will be based on the definition of Net Sales and Earn-Out Amount included herein. The determination of the Earn-Out Auditor will be conclusive and binding upon the Parties. The Purchaser and the Representative shall bear the costs and expenses of the Earn-Out Auditor based on the percentage of which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party. The Earn-Out Amount, as finally determined pursuant to this Section 2.5(b), is referred to herein as the "Actual
                                                                          ------
Earn-Out Amount." The Purchaser will, within five (5) business days after the
---------------
determination thereof, pay to the Representative an amount equal to the Actual Earn-Out Amount.

          (3) In the event that the Purchaser becomes aware that a Sale of the Company is reasonably likely to occur prior to December 31, 2000, the Purchaser shall deliver a written notice (a "Potential Sale Notice") to the Representative
                                   ---------------------
disclosing such proposed Sale of the Company together with the identity of the proposed buyer. Upon delivery of a Potential Sale Notice to the Representative and continuing until the close of business on the fifth day following such delivery (the "Earn-Out Option Period"), the Representative shall have the
               ----------------------
option (the "Earn-Out Option") of having Sections 2.5(a) and 2.5(b) of this
             ---------------
Agreement continue to apply to and govern the calculation and payment of any Earn-Out Amounts to the Sellers pursuant to this Agreement; it being understood that the Representative must deliver a written notice (an "Earn-Out Election
                                                           -----------------
Notice") to the Purchaser within the Earn-Out Option Period for such election to
------
be valid in which case such election will be irrevocable. If the Representative fails to exercise such Earn-Out Option within the Earn-Out Option Period, Sections 2.5(d), 2.5(e) and 2.5(f) below will apply to and govern the calculation and payment of any Earn-Out Amounts to the Sellers pursuant to this Agreement.

          (4) Notwithstanding anything in this Section 2.5 to the contrary, in the event that (i) a Sale of the Company occurs prior to December 31, 2000 and
(ii) the Representative does not deliver the Earn-Out Election Notice within the Earn-Out Option Period, then Sections 2.5(a) and 2.5(b) of this Agreement shall terminate in connection with the consummation of such Sale of the Company, and Purchaser shall make a one-time lump sum payment to the Representative (the "Accelerated Earn-Out Payment") equal in amount to the Aggregate Expected Earn-
 ----------------------------
Out Amount. "Aggregate Expected Earn-Out Amount" means an amount, as determined
             ----------------------------------
by the Purchaser reasonably and in good faith, equal to the net present value of all Earn-Out Amounts then expected to become payable (if any) with respect to each Anniversary Period that will have not yet fully passed at the time of such Sale of the Company, based upon the Company's then projected Net Sales for such Anniversary Period(s). A discount rate equal to the Purchaser's weighted average cost of capital as of the date of calculation of the Aggregate Expected Earn-Out Amount, as determined by the Purchaser reasonably and in good faith, shall be utilized in determining the net present value of such Earn-Out Amounts.

          (5) Within 15 days after the Purchaser determines the Aggregate Expected Earn-Out Amount, the Purchaser will prepare and deliver to the Representative a calculation of the Aggregate Expected Earn-Out Amount (the "Accelerated Earn-Out Statement"). If the Representative reasonably and in good
 ------------------------------
faith disagrees with the Purchaser's determination of the Aggregate Expected Earn-Out Amount, then the Representative shall, within 30 days after receipt of the Accelerated Earn-Out Statement, deliver a written notice (a "Notice of
                                                                 ---------
Expected Earn-Out Objection") to the Purchaser setting forth the
---------------------------
Representative's calculation of the Aggregate Expected Earn-Out Amount; it being understood and agreed that if such Notice of Expected Earn-Out Objection is not delivered to the Purchaser within the above specified period, then it is acknowledged that the Representative agrees with the Purchaser's determination of the Aggregate Expected Earn-Out Amount and waives any objection to such determination. The Purchaser and the Representative will use reasonable best efforts to resolve any disagreements as to the calculation of the Aggregate Expected Earn-Out Amount, but if they do not obtain a final resolution within 30 days after the Purchaser received the Notice of Expected Earn-Out Objection, the Purchaser and the Representative will jointly retain a reputable valuation group within an independent accounting firm of recognized national standing (the "Expected Earn-Out Firm") to resolve any remaining disagreements. The Purchaser
 ----------------------
and the Representative will direct the Expected Earn-Out Firm to render a determination within 30 days of its retention and the Purchaser, the Representative, and their respective agents will cooperate with the Expected Earn-Out Firm during its engagement. The Expected Earn-Out Firm will consider only those items and amounts in the Accelerated Earn-Out Statement set forth in the Notice of Expected Earn-Out Objection which the Purchaser and the Representative are unable to resolve. The Purchaser and the Representative shall each submit a binder to the Expected Earn-Out Firm promptly (and in any event within 30 days after the Expected Earn-Out Firm's retention), which binder shall contain such Party's calculations of the Company's projected Net Sales, the Aggregate Expected Earn-Out Amount, and information, arguments, and support for such Party's position. The Expected Earn-Out Firm shall review such binders and base its determination solely on them. In resolving any disputed item, the Expected Earn-Out Firm may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The Expected Earn-Out Firm's determination will be based on the definitions of Net Sales and Aggregate Expected Earn-Out Amount included herein. The determination of the Expected Earn-Out Firm will be conclusive and binding upon the Parties. The Purchaser and the Representative shall bear the costs and expenses of the Expected Earn-Out Firm based on the percentage of which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party. The Aggregate Expected Earn-Out Amount, as finally determined pursuant to this
Section 2.5(e), is referred to herein as the "Actual Expected Earn-Out Amount."
                                              -------------------------------
The Purchaser will, within five (5) business days after the determination thereof, pay to the Representative an amount equal to the Actual Expected Earn-Out Amount.

               (6) If the Representative agrees with the Purchaser's determination of the Aggregate Expected Earn-Out Amount, then the Purchaser shall make the Accelerated Earn-Out Payment at the time of the consummation of such Sale of the Company or within five business days after the date of such agreement, whichever is later.

               (7) All payments made pursuant to this Section 2.5 shall be treated as an adjustment to the Purchase Price for Tax purposes.

ARTICLE 2 -- CONDITIONS TO CLOSING

     Section 2.1    Conditions to the Purchaser's Obligations. The obligation of
                    -----------------------------------------
the Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing Date:

               (1) The representations and warranties set forth in Article V hereof shall be true and correct in all material respects (except that the representations and warranties which are qualified as to "materiality" or "Material Adverse Effect" shall be true and correct in all respects) at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties, without giving effect to any Schedule Updates thereto, except as permitted or contemplated in this Agreement;

               (2) The Company and each Seller shall have performed and complied in all material respects with all of the covenants and agreements required to be performed by each of them under this Agreement on or before the Closing;

               (3) All consents by third parties that are required for the transfer of the Acquired Stock to the Purchaser, and the consummation of the other transactions contemplated hereby or that are required in order to prevent a breach of, a default under, a termination or modification of, or any acceleration of, any obligations under any material contract to which any Acquired Company is a party shall have been obtained, and payoff letters with respect to all of the Acquired Companies' Indebtedness outstanding as of the Closing and releases of any and all Liens held by third parties against property of the Acquired Companies shall have been obtained, all on terms reasonably satisfactory to the Purchaser;

               (4) All (i) consents to leasehold mortgages, collateral assignments of leases, and/or waivers of landlord liens from the landlords thereof or any other parties whose consent is required under the Real Property Leases, (ii) estoppel certificates from the landlords, sublandlords or any other parties granting rights to Acquired Companies under the Real Property Leases, and (iii) non-disturbance agreements from the lenders encumbering the parcels of real property underlying the Real Property Leases, shall have been obtained, all on terms reasonably satisfactory to the Purchaser;

          (5) All governmental filings, authorizations, and approvals that are required for the consummation of the transactions contemplated hereby shall have been duly made and obtained on terms reasonably satisfactory to the Purchaser (without limiting the generality of the foregoing, all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended (the "HSR Act"), shall have expired or
                                           -------
otherwise been terminated);

          (6) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable judgment, decree, injunction, order, or ruling would prevent the performance of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement, cause such transactions to be rescinded, or materially and adversely affect the right of the Purchaser to own, operate, or control any Acquired Company, and no judgment, decree, injunction, order, or ruling shall have been entered which has any of the foregoing effects;

          (7) Since the date hereof, there shall have been no Material Adverse Effect;

          (8) Except as otherwise specified in writing by the Purchaser to the Representative prior to the Closing Date, all of the directors of the Acquired Companies shall have resigned and such resignations shall be effective as of the Closing Date;

          (9)  Except as indicated on the "Special Transfers Schedule," all
                                           --------------------------
parcels of Owned Real Property which are not owned by an Acquired Company as of the date hereof will have been conveyed or sold to the Company pursuant to a warranty deed and all other instruments of conveyance which are necessary or desirable to effect transfer of good and marketable title to such parcel to the Company (the "Special Real Property Transfer");
              ------------------------------

          (10) The Sellers shall have obtained, at the Sellers' own cost and expense, a commitment for an ALTA Owner's or Leasehold Policy of Title Insurance, as the case may be, Form B-1970, for each of the parcels of Real Property (hereafter defined), or other form or type of Commitment commonly used in the jurisdiction in which the Real Property (hereafter defined) is located (the "Title Commitments"), issued by a title insurer or attorney, as the case
      -----------------
may be, satisfactory to the Purchaser and the Purchaser's lender (the "Title
                                                                       -----
Insurer"), in such amount as the Purchaser reasonably determines to be the fair
-------
market value (including all improvements thereon), insuring the Purchaser's interest in such parcel as of Closing, subject only to the Permitted Liens. The Sellers shall deliver at the time of delivery of the Title Commitments, copies of all documents of record referred to therein. The Sellers will have provided the Purchaser with title insurance policies or attorney issued title opinions, as the case may be, (collectively, the "Title Policies") on or before the
                                        --------------
Closing, from the Title Insurer based upon the Title Commitments. Each such Title Policy will be dated as of the date of closing and (a) insure title to the applicable parcels of real estate and all recorded easements benefitting such parcels, subject only to Permitted Liens, (b) contain an "extended coverage endorsement" insuring over the general exceptions contained customarily in such policies, (c) contain an ALTA Zoning Endorsement 3.1, with parking (or equivalent), (d) contain an endorsement insuring that the parcel described in such Title Policy is the parcel shown on the survey delivered with respect to such parcel, (e) contain an endorsement insuring that each street adjacent to such parcel is a public street and that there is direct and unencumbered pedestrian and vehicular access to such street from such parcel, (f) if the real estate covered by such policy consists of more than one record parcel, contain a "contiguity" endorsement insuring that all of the record parcels are contiguous to one another, (g) contain a non-imputation endorsement, (h) contain a tax number endorsement and (i) contain such other endorsements as the Purchaser and the Purchaser's lender may reasonably request;

          (11) The Sellers shall have obtained and delivered to the Purchaser, at the Sellers' own cost and expense, current surveys of each parcel of the Real Property, prepared by a licensed surveyor, satisfactory to the Purchaser, and conforming to 1992 ALTA/ACSM Minimum Detail Requirements for Urban Land Title Surveys ("Surveys"), and such standards as the Title Insurer may require as a
          --------
condition to the removal of any survey exceptions from the Title Policy, and certified to the Purchaser, the Purchaser's lender and the Title Insurer, within 30 days of the Closing Date, in a form satisfactory to such parties. The Survey shall disclose the location of all improvements, easements, party walls, sidewalks, roadways, utility lines and such matters shown customarily on such surveys, show access affirmatively to public streets and roads, and include Table A Item Nos. 1-4 and 6-14. No Survey shall disclose any survey defect or encroachment from or onto any of the Real Property which has not been cured or insured over by the Sellers prior to the Closing;

          (12) The Company shall have distributed the Excluded Assets and Liabilities to the Sellers, and the Sellers shall have accepted and assumed the Excluded Assets and Liabilities, all on terms and pursuant to documents reasonably satisfactory to the Purchaser;

          (13) The Purchaser shall have received an opinion, dated the Closing Date, of Ward, Murray, Pace & Johnson, P.C., counsel to the Company and the Sellers, with respect to the matters set forth on Exhibit B attached hereto, and
                                                  ---------
the lenders providing debt financing in connection with the transactions contemplated by this Agreement shall be entitled to rely thereon;

          (14) On or before the Closing Date, the Sellers shall have delivered to Purchaser all of the following:

               (1) a certificate from an officer of the Company in a form reasonably satisfactory to the Purchaser, dated the Closing Date, stating that the preconditions specified in Sections 3.1(a) through (m) have been satisfied;

               (2) a copy of the resolutions of the board of directors of the Company approving the transactions contemplated by this Agreement, certified by an officer of the Company;

               (3) a copy of the certificate of incorporation or equivalent document for each Acquired Company, certified by the appropriate authority in the jurisdiction in which such entity was incorporated or organized;

               (4) a copy of the bylaws or equivalent document for each Acquired Company, certified by an officer of such Acquired Company;

               (5) certificates from appropriate authorities, dated as of or about the Closing Date, as to the good standing and qualification to do business of each Acquired Company in each jurisdiction where they are so qualified;

               (6) all stock certificates and other instruments evidencing ownership of each of the Company's Subsidiaries;

               (7) all minute books, stock books, ledgers and registers, corporate seals and other corporate records relating to the organization, ownership and maintenance of each Acquired Company;

               (8) copies of the consents, filings, authorizations, approvals, estoppel certificates and non-disturbance agreements described in Sections 3.1(c), (d), (e) and (f) to the extent applicable to the Company or the Sellers;

               (9)  copies of the resignations described in Section 3.1(h); and

               (10) such other documents or instruments as the Purchaser may reasonably request to effect the transactions contemplated hereby;

          (15) The Company and Mr. Gary Schreiner shall have entered into a Consulting Agreement in form and substance as set forth in Exhibit C attached
                                                           ---------
hereto (the "Consulting Agreement"), and the Consulting Agreement shall be in
             --------------------
full force and effect as of the Closing;

          (16) The Company and Motors & Armatures shall have entered into a Supply Agreement in form and substance as set forth in Exhibit D attached hereto
                                                       ---------
(the "Supply Agreement"), and the Supply Agreement shall be in full force and
      ----------------
effect as of the Closing;

          (17) The Purchaser shall have obtained on terms and conditions reasonably satisfactory to it all of the debt and equity financing required in order to consummate the transactions contemplated hereby, and to fund the working capital requirements of the Company and its Subsidiaries after the Closing; and

          (18) All proceedings to be taken by the Company or the Sellers in connection with the consummation of the transactions contemplated by this Agreement and all certificates, opinions, instruments, and other documents required to be delivered by the Company and the Sellers to effect the transactions contemplated hereby reasonably requested by the Purchaser shall be reasonably satisfactory in form and substance to the Purchaser.

Any condition specified in this Section 3.1 may be waived by the Purchaser in its sole discretion; provided that no such waiver shall be effective unless it is set forth in a writing executed by the Purchaser.

     Section 2.2    Conditions to the Sellers' Obligations. The obligation of
                    --------------------------------------
the Company and the Sellers to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing Date:

               (1) The representations and warranties set forth in Article VI hereof shall be true and correct in all material respects (except that the representations and warranties which are qualified as to "materiality" or "Material Adverse Effect" shall be true and correct in all respects) at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties, without giving effect to any Schedule Updates thereto, except as permitted or contemplated in this Agreement;

               (2) The Purchaser shall have performed and complied in all material respects with all of the covenants and agreements required to be performed by it under this Agreement on or before the Closing;

               (3) All governmental filings, authorizations, and approvals that are required for the consummation of the transactions contemplated hereby shall have been duly made and obtained on terms reasonably satisfactory to the Sellers (without limiting the generality of the foregoing, all applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated);

               (4) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable judgment, decree, injunction, order, or ruling would prevent the performance of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement, cause such transactions to be rescinded, or materially and adversely affect the right of the Purchaser to own, operate, or control any Acquired Company, and no judgment, decree, injunction, order, or ruling shall have been entered which has any of the foregoing effects;

               (5) The Seller shall have received an opinion, dated the Closing Date, of Kirkland & Ellis, counsel to the Purchaser, with respect to the matters set forth on Exhibit E attached hereto, and the lenders providing debt financing in connection with the transactions contemplated by this Agreement shall be entitled to rely thereon;

               (6) On or before the Closing Date, the Purchaser shall have delivered to the Sellers all of the following:

                    (1) a certificate from an officer of the Purchaser in a form reasonably satisfactory to the Sellers, dated the Closing Date, stating that the preconditions specified in Sections 3.2(a) through (d) have been satisfied;

                    (2) a copy of the resolutions of the board of directors of the Purchaser approving the transactions contemplated by this Agreement, certified by an officer of the Purchaser;

                    (3) a copy of the certificate of incorporation for the Purchaser, certified by the Secretary of State of the State of North Carolina;

                    (4) a copy of the bylaws for the Purchaser, certified by an officer of the Purchaser;

                    (5) copies of the consents, filings, authorizations and approvals described in Sections 3.2(c) and (d) to the extent applicable to the Purchaser; and

                    (6) such other documents or instruments as the Representative may reasonably request to effect the transactions contemplated hereby;

               (7) The Company and Mr. Gary Schreiner shall have entered into the Consulting Agreement, and the Consulting Agreement shall be in full force and effect as of the Closing;

               (8) The Company and Motors & Armatures shall have entered into the Supply Agreement, and the Supply Agreement shall be in full force and effect as of the Closing;

               (9) All proceedings to be taken by the Purchaser in connection with the consummation of the transactions contemplated by this Agreement and all certificates, opinions, instruments, and other documents required to be delivered by the Purchaser to effect the transactions contemplated hereby reasonably requested by the Representative shall be reasonably satisfactory in form and substance to the Sellers.

Any condition specified in this Section 3.2 may be waived by the Sellers in their sole discretion; provided that no such waiver shall be effective unless it is set forth in a writing executed by the Sellers.

ARTICLE 3                                -- COVENANTS BEFORE CLOSING

     Section 3.1    Affirmative Covenants of the Company. Except as otherwise
                    ------------------------------------
contemplated by this Agreement, between the date hereof and the Closing, unless the Purchaser otherwise agrees in writing, the Sellers shall cause each Acquired Company to:

               (1) conduct each Acquired Company's businesses and operations only in the Ordinary Course of Business;

               (2) keep in full force and effect each Acquired Company's corporate existence and all material contracts, rights, franchises, and intellectual property relating or pertaining to its business and use its reasonable best efforts to cause its current insurance (or reinsurance) policies not to be canceled or terminated or any of the coverage thereunder to lapse;

               (3) use their reasonable best efforts to carry on the business of each Acquired Company in the same manner as presently conducted and to keep each Acquired Company's business organization and properties intact, including its present business operations, physical facilities, working conditions, and employees and including each Acquired Company's present relationships with lessors, licensors, suppliers, customers, and others having business relations with each such Acquired Company, respectively;

               (4) make capital expenditures at levels at least equal to those set forth in the board approved budget;

               (5) maintain the Real Property and other material assets of each Acquired Company in good repair, order, and condition (normal wear and tear excepted) consistent with current needs, replace in accordance with prudent practices each Acquired Company's inoperable, worn out, or obsolete assets with assets of good quality consistent with prudent practices and current needs and, in the event of a casualty, loss, or damage to any of such assets or properties before the Closing Date, whether or not such Acquired Company is insured, either repair or replace such damaged property or use the proceeds of such insurance in such other manner as mutually agreed upon by the Representative and the Purchaser;

               (6) maintain the books, accounts, and records of each Acquired Company in accordance with GAAP, consistent with past custom and practice used in the preparation of the Financial Statements;

               (7) encourage each Acquired Company's employees to continue their employment with such Acquired Company after the Closing;

               (8) promptly (once the Company obtains knowledge thereof) inform the Purchaser in writing of any material variances from the representations and warranties contained in Article V or any material breach of any covenant hereunder by the Company or the Sellers;

               (9) cooperate with the Purchaser and use reasonable best efforts to cause the conditions to the Purchaser's obligation to close to be satisfied (including, without limitation, the execution and delivery of all agreements contemplated hereunder to be so executed and delivered and the making and obtaining of all third party and governmental notices, filings, authorizations, approvals, consents, releases, and terminations); and

               (10) cooperate with the Purchaser and its representatives in the Purchaser's investigation of the business and properties of the Acquired Companies, to permit the Purchaser and its employees, agents, accounting, legal, and other authorized representatives to (i) have full access to the premises, books, and records of each Acquired Company at reasonable hours, (ii) visit and inspect any of the properties of each Acquired Company, and (iii) discuss the affairs, finances, and accounts of each Acquired Company with the directors, officers, partners, key employees, key customers, key sales representatives, key suppliers, and independent accountants of such Acquired Company, respectively.

     Section 3.2    Negative Covenants of the Company. Except as expressly
                    ---------------------------------
contemplated by this Agreement, between the date hereof and the Closing, unless Purchaser otherwise agrees in writing, the Sellers shall cause each Acquired Company to not:

               (a) take any action that would require disclosure under Section 5.7;

               (2) except as described on the "Insider Transaction Schedule" attached hereto, make any loans, enter into any transaction with any Insider, or make or grant any increase in any employee's or officer's compensation or make or grant any increase in any employee benefit plan, incentive arrangement, or other benefit covering any of the employees of any Acquired Company, except in the Ordinary Course of Business;

               (3) establish, amend or contribute to any pension, retirement, profit sharing, or stock bonus plan or multiemployer plan covering any of the employees of any Acquired Company, except as required by law or in accordance with past practice;

               (4) except as specifically contemplated by this Agreement, enter into any contract, agreement, or transaction, other than in the Ordinary Course of Business and at arm's length, with unaffiliated Persons;

               (5) declare, pay, make, or otherwise effectuate any dividends or distributions (other than in Cash), redemptions, equity repurchases, or other transactions involving the Company's Capital Stock or equity securities;

               (6) sell, transfer, contribute, distribute, or otherwise dispose of any securities or assets (or interests in any securities or assets) of any Acquired Company, or agree to do any of the foregoing, solicit any Person, or negotiate or have any discussions with any Person with respect to any of the foregoing, other than in the Ordinary Course of Business;

               (7) enter into any amendments, extensions, renewals or other modifications with respect to any of the Real Property Leases, or enter into any new lease, sublease, license, concession or other agreement for the use or occupancy of real property requiring rental and other payments in excess of $25,000 annually as averaged over the term of such lease, sublease, license, concession or other agreement; or

               (8) commit, or enter into any agreement to do, any of the foregoing.

     Section 3.3  Covenants of Purchaser. Between the date hereof and the
                  ----------------------
Closing, the Purchaser shall:

          (1) promptly (once it obtains knowledge thereof) inform the Sellers in writing of any variances from the representations and warranties contained in Article VI or any breach of any covenant hereunder by Purchaser;

          (2) cooperate with the Sellers and use its best efforts to cause the conditions to the Sellers' obligation to close to be satisfied (including, without limitation, the execution and delivery of all agreements contemplated hereunder to be so executed and delivered and the making and obtaining of all third party and governmental filings, authorizations, approvals, consents, releases, and terminations); and

          (3) use its reasonable best efforts to obtain the financing necessary to consummate the transactions contemplated hereby to the extent such financing is available on terms at least as favorable to the Purchaser as those proposed by the Purchaser's senior lenders in the term sheet dated as of February, 1999, a copy of which has been provided to the Sellers.

          (4) refrain from disclosing to any third parties any confidential information received regarding the Company, except to the extent required by law or in response to a court order or administrative request or to the extent any such information becomes public.

                  ARTICLE V -- REPRESENTATIONS AND WARRANTIES
                                OF THE SELLERS

          As a material inducement to Purchaser to enter into this Agreement, the Sellers hereby represent and warrant that:

     Section 4.1  Organization and Corporate Power.
                  --------------------------------

          (1)     The "Organization Schedule" attached hereto contains a
                  --------------------------
complete and accurate list for each Acquired Company of its name, its jurisdiction of incorporation or organization, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder or equity holder and the number of shares or other equity interests held by each), determined as of the date hereof. Except as set forth on the Organization Schedule, no Acquired Company owns or holds the right to
       ---------------------
acquire any Capital Stock in any other Person.

          (2) Each Acquired Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, with full organizational power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under the contracts to which it is party. Each Acquired Company is duly qualified to do business as a foreign organization and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a Material Adverse Effect.

          (3) The Sellers have delivered to the Purchaser correct and complete copies of the certificate of incorporation and by-laws (or equivalent governing documents) for each Acquired Company, which documents reflect all amendments made thereto at any time before the date hereof. Correct and complete copies of the minute books containing the records of meetings of the stockholders and board of directors (or equivalent parties), the stock certificate books, and the stock record books of the Acquired Companies have been furnished to the Purchaser. No Acquired Company is in default under or in violation of any provision of its certificate of incorporation or by-laws (or equivalent governing documents).

     Section 4.2  Authorization of Transactions. The Company and each Seller has
                  -----------------------------
all requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The board of directors of the Company has duly approved the Transaction Documents to which it is a party and has duly authorized the execution and delivery of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby. No other corporate proceedings on the part of the Company or the Sellers are necessary to approve and authorize the execution and delivery of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby. All Transaction Documents to which the Company or any Seller is a party have been duly executed and delivered by the Company or such Seller and constitute the valid and binding agreements of the Company or such Seller, enforceable against the Company or such Seller in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and as limited by general principles of equity that restrict the availability of equitable remedies.

     Section 4.3  Absence of Conflicts. Except as set forth on the "Conflicts
                  --------------------
Schedule" attached hereto, the execution, delivery, and performance of the Transaction Documents and the consummation of the transactions contemplated thereby by the Company and the Sellers do not and shall not (a) conflict with or result in any breach of any of the terms, conditions, or provisions of, (b) constitute a material default under, (c) result in a material violation of, (d) require any authorization, consent, approval, exemption, or other action by or notice or declaration to, or filing with, any court or administrative or other governmental body or agency (except in connection with the HSR Act), (e) result in the creation of any Lien upon the Capital Stock or assets of any of the Acquired Companies, or (f) give any third party the right to modify, terminate, or accelerate any obligation under, the provisions of the articles of incorporation, by-laws or similar organizational document of the Sellers or any Acquired Company or any material indenture, mortgage, lease, loan agreement, or other material agreement or instrument to which the Sellers or any Acquired Company is bound or affected, or to the best of Sellers' knowledge, any material law, statute, rule, or regulation to which the Sellers or any Acquired Company is subject (except in connection with the HSR Act) or any material judgment, order, or decree to which the Sellers or any Acquired Company is subject.

     Section 4.4  Capitalization. The authorized Capital Stock of the Company
                  --------------
consists of 50,000 shares of Common Stock, par value $1.00 per share, of which 1000 shares are issued and outstanding, and 50,000 shares of Preferred Voting Stock, having no par value per share, of which 1000 shares are issued and outstanding, and all of which are owned by the Sellers. All of the issued and outstanding Capital Stock of the Acquired Companies have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record and owned beneficially by the Persons and in the manner described on the Organization Schedule, free and clear of all Liens, and are not subject to, nor
---------------------
were they issued in violation of, any preemptive rights or rights of first refusal. Except as set forth on the Organization Schedule, there are no
                                    ---------------------
outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which any Acquired Company is a party or which are binding upon any Acquired Company providing for the issuance, disposition, or acquisition of any Acquired Company's Capital Stock (other than this Agreement). Other than as set forth on the Organization Schedule, there are no outstanding or authorized stock
    ---------------------
appreciation, phantom stock, or similar rights with respect to any Acquired Company. There are no voting trusts, proxies, or any other agreements or understandings with respect to the voting of the Stock of any Acquired Company. No Acquired Company is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of any Acquired Company's Capital Stock.

     Section 4.5  Financial Statements and Related Matters.
                  ----------------------------------------

          (1)     Financial Statements. Attached hereto as the "Financial
                  --------------------                          ---------
Statements Schedule" are the following financial statements: (i) the audited
-------------------
consolidated balance sheets of the Acquired Companies as of August 31, 1996, 1997 and 1998, and the related statements of income and cash flows (or the equivalent) for the respective twelve-month periods then ended; and (ii) the unaudited consolidated balance sheet of the Acquired Companies as of November 30, 1998 (the "Latest Balance Sheet"), and the related statements of income and
               --------------------
cash flows (or the equivalent) for the three-month period then ended. Each of the foregoing financial statements (the "Financial Statements") presents fairly
                                         --------------------
the Acquired Companies' consolidated financial condition and results of operations as of the times and for the periods referred to therein, and has been prepared in accordance with GAAP, subject in the case of unaudited consolidated financial statements to the absence of footnote disclosure and normal and customary year-end adjustments.

          (2)     Receivables.   All accounts receivable of the Acquired
                  -----------
Companies that are taken into account in determining the Net Working Capital Amount (collectively, the "Accounts Receivable") represent or will represent
                           -------------------
valid obligations arising from the sale of goods or services actually sold or performed in the Ordinary Course of Business and are not subject to any valid counterclaims or setoffs. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves taken into account in determining the Net Working Capital Amount. Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within 90 days after the day on which it first becomes due and payable.

     Section 4.6  Absence of Undisclosed Liabilities. To the best of Sellers'
                  ----------------------------------
knowledge, no Acquired Company has any material obligations or liabilities (whether accrued, absolute, contingent, unliquidated, or otherwise, whether or not known, whether due or to become due, and regardless of when asserted) arising out of or relating to the operation of the Acquired Companies at or before the Closing, except (i) obligations under contracts or commitments described on the Contracts Schedule attached hereto or under contracts and commitments which are not required to be disclosed thereon (but not liabilities for breaches thereof), (ii) liabilities reflected on the liabilities side of the Latest Balance Sheet, (iii) liabilities which have arisen after the date of the Latest Balance Sheet in the Ordinary Course of Business or otherwise in accordance with the terms and conditions of this Agreement (none of which is a liability for breach of contract, breach of warranty, tort, or infringement or a claim or lawsuit or an environmental liability), and (iv) liabilities disclosed elsewhere in this Agreement or the Schedules hereto.

     Section 5.7  Absence of Certain Developments. Except as set forth on the
                  -------------------------------
attached "Developments Schedule" and except as expressly contemplated by this
          ---------------------
Agreement, since December 31, 1997, the Acquired Companies, individually or collectively, have not:

          (1) suffered any change that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or suffered any theft, damage, destruction, or casualty loss in excess of $25,000, to its assets, whether or not covered by insurance, or suffered any substantial destruction of books and records;

          (2) subjected any portion of its properties or assets to any material Lien (other than Permitted Liens);

          (3) sold, leased, assigned, or transferred (including, without limitation, transfers to any Seller or any Insider) a portion of its tangible assets, or canceled without fair consideration any material debts or claims owing to or held by it;

          (4) sold, assigned, licensed, or transferred (including, without limitation, transfers to any Seller or any Insider) any material Proprietary Rights owned by, issued to, or licensed to any Acquired Company or disclosed any material confidential information (other than pursuant to agreements requiring the disclosure to maintain the confidentiality of and preserving all rights of any Acquired Company in such confidential information) or received any material confidential information of any third party in violation of any obligation of confidentiality;

          (5) suffered any extraordinary losses or waived any rights of material value;

          (6) entered into, amended, or terminated any material lease, contract, agreement, or commitment, or taken any other action or entered into any other transaction other than in the Ordinary Course of Business;

          (7) entered into any other material transaction, or materially changed any business practice;

          (8) paid or increased any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entered into any employment, severance, or similar contract or agreement with any director, officer, or employee;

          (9) adopted, or materially increased the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Acquired Company;

          (10) conducted its cash management customs and practices other than in the Ordinary Course of Business (including, without limitation, with respect to collection of accounts receivable, purchases of supplies, repairs and maintenance, payment of accounts payable and accrued expenses, levels of capital expenditures and operation of cash management practices generally);

          (11) made any capital expenditures or commitments for capital expenditures except in the Ordinary Course of Business or failed to make capital expenditures at levels at least equal to those set forth in the board approved budget;

          (13)    made a material change in its accounting methods; or

          (14) made or committed to make any payments or other transfers in connection with, or in contemplation of, the transactions contemplated by this Agreement or the other Transaction Documents.

     Section 4.8  Real Property.
                  -------------

          (1)     The "Real Property Schedule" attached hereto sets forth a
                       ----------------------
legal description of each Owned Real Property. With respect to each such parcel of Owned Real Property: (i) such parcel is free and clear of all Liens, except Permitted Liens; (ii) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any person (other than an Acquired Company) the right of use or occupancy of any portion of such parcel;
(iii) there are no outstanding actions or rights of first refusal to purchase such parcel, or any portion thereof or interest therein; and (iv) at or prior to the Closing, such parcel will be conveyed to the Company pursuant to the Special Real Property Transfer.

          (2)     The "Real Property Schedule" attached hereto sets forth the
                       ----------------------
address of each Leased Real Property and a list of all Real Property Leases (including, without limitation, all amendments, extensions, renewals, guaranties and other agreements with respect thereto) for each Leased Real Property. The Sellers have delivered to Purchaser a true and complete copy of each written Real Property Lease, and in the case of any oral Real Property Leases, a written summary of the basic terms thereof. Except as set forth on the Real Property
                                                               -------------
Schedule, with respect to each of the Real Property Leases: (i) the Real
--------
Property Lease is legal, valid, binding, enforceable and in full force and effect; (ii) the acquisition of stock and change in control of the Acquired Companies (as the case may be) as contemplated under this Agreement will not result in a breach of or default under the Real Property Lease or otherwise cause the Real Property Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing; (iii) to the best of Sellers' knowledge, no Acquired Company nor any other party to the Real Property Lease is in material breach or default under the Real Property Lease, and no event has occurred or circumstance exists which, with the delivery of notice, passage of time or both, would constitute such a material breach or default or permit the termination, modification or acceleration of rent under the Real Property Lease;
(iv) no party to the Real Property Lease has repudiated any term thereof, and there are no material disputes, oral agreements or forbearance programs in effect with respect to the Real Property Lease; and (v) no Acquired Company has assigned, subleased, mortgaged, deeded in trust or otherwise transferred or encumbered the Real Property Lease or any interest therein.

          (3) The Acquired Companies have good title to the Improvements, which shall be free and clear of all Liens as of the Closing Date, except Permitted Liens.

          (4) All Improvements, including, without limitation, the roofs and structural elements thereof and the heating, ventilation, air conditioning, air pollution emission capture and abatement, plumbing, electrical, mechanical, sewer, waste water and paving and parking equipment systems and facilities included therein, are in good condition and repair and adequate to operate such facilities as currently used and there are no facts or conditions affecting any of the Improvements which would, individually or in the aggregate, interfere in any material respect with the use, occupancy or operation thereof as currently used, occupied or operated or intended to be used, occupied or operated. To the best of Sellers' knowledge, there are no structural deficiencies or latent defects affecting any Improvements and all water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Real Property are installed and operating and are sufficient to enable the Real Property to continue to be used and operated in the manner currently being used and operated, and any so-called hook-up fees or other associated charges have been fully paid. Each such utility or other service is provided by a public or private utility or service company and enters the Real Property from an adjacent public street or valid private easement owned by the supplier of such utility or other service. To the best of Sellers' knowledge, each Improvement has direct access to a public street adjoining the Real Property on which such Improvement is situated over the driveways and accessways currently being used in connection with the use and operation of such Improvement and no existing accessway crosses or encroaches upon any property or property interest not owned by an Acquired Company. No Improvement or portion thereof is dependent for its access, operation or utility on any land, building or other improvement not included in the Real Property.

          (5) The Real Property includes all of the real property used by the Acquired Companies in the operation of their businesses.

     Section 4.9  Assets.
                  ------

          (1)     Except as set forth on the "Assets Schedule" attached hereto,
                                              ---------------
each Acquired Company owns good and marketable title to, or a valid leasehold interest in, free and clear of all

Liens other than Permitted Liens, all of the properties and assets (whether real, personal, or mixed and whether tangible or intangible) which are shown on the Latest Balance Sheet, or which are acquired thereafter, or which are located on the Real Property, or which are used by any Acquired Company, except for personal property and assets sold since the date of the Latest Balance Sheet in the Ordinary Course of Business. Except as set forth on the Assets Schedule, no Seller owns any properties or assets (whether real, personal, or mixed and whether tangible or intangible) which are used in the business of any of the Acquired Companies.

          (2) The buildings, machinery, equipment, personal properties, vehicles, and other tangible assets of the Acquired Companies located upon or used in connection with the Real Property are operated in conformity in all material respects with all applicable laws and regulations, are in good condition and repair, reasonable wear and tear excepted, and are usable in the Ordinary Course of Business. The Acquired Companies own or lease under valid leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their business as currently conducted.

     Section 4.10 Taxes. Except as set forth on the "Taxes Schedule" attached
                  -----                              --------------

hereto:

          (1) Each of the Acquired Companies has timely filed all Tax Returns required to be filed by it, and each such Tax Return has been prepared in compliance with all applicable laws and regulations and is true and correct in all material respects.

          (2) All Taxes payable by the Acquired Companies (whether or not shown on any Tax Return) have been paid, and each of the Acquired Companies has properly withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any shareholder, employee, creditor, independent contractor, or other third party.

          (3) No action, suit, proceeding or audit or any notice of inquiry of any of the foregoing is pending against or with respect to the Acquired Companies regarding Taxes, and no action, suit, proceeding or audit has, to the Acquired Companies' knowledge, been threatened against or with respect to the Acquired Companies regarding Taxes.

          (4) None of the Acquired Companies is a party to or bound by any Tax allocation or Tax sharing agreement with any Person other than the Acquired Companies, and none of the Acquired Companies has any contractual obligation to indemnify any other Person with respect to Taxes.

          (5) None of the Acquired Companies (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any Person (other than any of the Acquired Companies) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (6) No material claim has ever been made by a taxing authority in a jurisdiction where any of the Acquired Companies does not file Tax Returns that such Person is or may be subject to taxation by such jurisdiction.

          (7) Each of the Acquired Companies has provided to the Purchaser true, correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Acquired Companies for the past three (3) years.

          (8) None of the Acquired Companies has consented to extend the time, or is the beneficiary of any extension of time, in which any Tax may be assessed or collected by any taxing authority.

          (9) None of the Acquired Companies will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code Section 481(c) (or any corresponding or similar provision of state, local or foreign income Tax law); (ii) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law); or (iii) installment sale made prior to the Closing Date.

          (10) None of the Acquired Companies has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

          (11)    None of the Acquired Companies has filed a consent under Code
Section 341(f).

          (12) None of the Acquired Companies is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Code Section 280G (or any corresponding provision of state, local or foreign income Tax law).

     Section 4.11 Contracts and Commitments.
                  -------------------------

          (1) Except as expressly contemplated by this Agreement or as set forth on the attached "Contracts Schedule," no Acquired Company is a party to or
                       ------------------
bound by any written or oral:

                  (1) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

                  (2) contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $25,000 or contract relating to loans to officers, directors or Affiliates;

                  (3) contract under which the Acquired Companies have advanced or loaned any other Person amounts in the aggregate exceeding $25,000, other than trade credit extended in the Ordinary Course of Business;

                  (4) agreement or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any asset or group of assets of the Acquired Companies;

                  (5)  guaranty of any obligation;

                  (6) lease or agreement under which any Acquired Company is the lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease or agreement for real or personal property under which the aggregate annual payments do not exceed $25,000;

                  (7) lease or agreement under which any Acquired Company is the lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by any Acquired Company;

                  (8) contract or group of related contracts (excluding purchase orders issued or received in the Ordinary Course of Business) with the same party or group of affiliated parties the performance of which involves consideration in excess of $25,000;

                  (9) assignment, license, indemnification or agreement with respect to any intangible property (including, without limitation, any Proprietary Rights);

                  (10) distribution or franchise agreement;

                  (11) agreement with a term of more than six months, which is not terminable by the Acquired Companies upon less than 90 days notice without penalty or which involves more than $25,000 annually;

                  (12) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world; or

                  (13) any other agreement, other than in the Ordinary Course of Business, which is material to its operations and business prospects or involves a consideration in excess of $25,000 annually.

          (2) To the best of Sellers' knowledge, all of the contracts, agreements and instruments set forth on the Contracts Schedule are valid,
                                            ------------------
binding and enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and as limited by general principles of equity that restrict the availability of equitable remedies. Each Acquired Company has performed all material obligations required to be performed by it and is not in material default under or in breach of nor in receipt of any claim of default or breach under any such contract, agreement or instrument. No event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of noncompliance by the Company or, to the Company's knowledge, any other party under any such contract, agreement or instrument. Except as set forth on the Contracts Schedule, (x) no Acquired Company has received written notice of the
------------------
intention of any Party to cancel or terminate any contract, agreement or instrument required to be set forth on the Contracts Schedule and (y) to the
                                           ------------------
Company's knowledge, there has not been any breach or anticipated breach by the other parties to any such contract, agreement or instrument.

          (3) The Sellers have provided the Purchaser with, or have provided the Purchaser with access to, a true and correct copy of all written contracts which are required to be disclosed on the Contracts Schedule, in each case
                                          ------------------
together with all amendments, waivers, or other changes thereto (all of which are disclosed on the Contracts Schedule). The Contracts Schedule contains an
                     ------------------       ------------------
accurate and complete description of all material terms of all oral contracts referred to therein.

     Section 4.12   Proprietary Rights.
                    ------------------

          (1)  The "Proprietary Rights Schedule" attached hereto contains a
                    ---------------------------
complete and accurate list of all patented and registered Proprietary Rights and all pending patent applications and applications for the registration of other Proprietary Rights filed by the Acquired Companies. The Proprietary Rights
                                                        ------------------
Schedule also contains a complete and accurate list of all material (i) trade
--------
names, unregistered trademarks, service marks, copyrights, proprietary information systems and proprietary databases owned by the Acquired Companies (collectively, the "Unregistered Proprietary Rights"); (ii) computer software
                    -------------------------------
owned and/or used by the Acquired Companies other than commercially available "off-the-shelf" software with a license fee of less than $10,000 in the aggregate for all copies of a particular software application; and (iii) licenses granted by the Acquired Companies to any third party and all licenses granted by any third party to the Acquired Companies, in each case identifying the subject Proprietary Rights. The Company has made available to the Purchaser correct and complete copies of all documents embodying such licenses.

          (2)  Except as set forth on the Proprietary Rights Schedule, (i) each
                                          ---------------------------
Acquired Company owns and possesses free and clear of all Liens (except Permitted Liens), all right, title, and interest in and to, or has the right to use pursuant to a valid and enforceable license, the Proprietary Rights necessary for the operation of such Acquired Company's business as currently conducted; (ii) no Acquired Company has received any notice of invalidity, infringement, or misappropriation from any third party with respect to any such Proprietary Rights; (iii) to the best of Sellers' knowledge, no Acquired Company has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Proprietary Rights of any third parties; and (iv) to the knowledge of the Acquired Companies, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Proprietary Rights of any Acquired Company.

          (3) To the best of Sellers' knowledge, each of the Acquired Companies has conducted a commercially reasonable inventory and review of the hardware, software and embedded microcontrollers in non-computer equipment (the "Computer
                                                                       --------
Systems") used by such Acquired Company in its business, in order to determine
-------
if any parts of the Computer Systems are not Year 2000 Compliant (as defined below). Except as described on the Proprietary Rights Schedule, the Computer
                                   ---------------------------
Systems are Year 2000 Compliant. For purposes of this Agreement, "Year 2000
                                                                  ---------
Compliant" means that all of the hardware, software and embedded
---------
microcontrollers in non-computer equipment comprising Computer Systems will correctly differentiate between years in different centuries that end in the same two digits, and will accurately process date/time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including leap year calculations.

     Section 4.13   Litigation; Proceedings. Except as set forth on the
                    -----------------------
"Litigation Schedule" attached hereto, there are no actions, suits, proceedings,
 -------------------
orders, judgments, decrees, or investigations pending or, to the Acquired Companies' knowledge, threatened against any Acquired Company (or against any of their respective officers, directors, agents, or employees (in each case, in their capacity as such)) at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, and to the knowledge of any Acquired Company, there is no reasonable basis known for any of the foregoing. No Acquired Company is subject to any outstanding order, judgment, or decree issued by any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or any arbitrator. There is no claim, action, suit, proceeding or governmental investigation pending or, to the knowledge of the Sellers, threatened against the Sellers, by or before any court, governmental or regulatory authority or by any third party which challenges the validity of this Agreement or which would be reasonably likely to adversely affect or restrict the Sellers' ability to consummate the transactions contemplated hereby.

     Section 4.14   Brokerage. Except as set forth on the "Brokerage Schedule"
                    ---------                              ------------------
attached hereto, there are no claims for brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of any Acquired Company or any Seller.

     Section 4.15   Governmental Licenses and Permits. The "License Schedule"
                    ---------------------------------       ----------------
attached hereto contains a complete listing and summary description of all material Licenses owned or possessed by any Acquired Company or used by any Acquired Company in the conduct of its business. Except as indicated on the License Schedule, each Acquired Company owns or possesses such right in and to
----------------
all Licenses which are necessary to conduct such Acquired Company's business as presently conducted and as proposed to be conducted and shall use its reasonable efforts to maintain all such Licenses. No loss or expiration of any License is pending or, to the Acquired Companies' knowledge, threatened or reasonably foreseeable (including, without limitation, as a result of the transactions contemplated hereby) other than expiration in accordance with the terms thereof.

     Section 4.16   Employees. Except as set forth on the "Employees Schedule"
                    ----------                             ------------------
attached hereto: (a) to the knowledge of any Acquired Company, no key executive employee and no group of employees or independent contractors of any Acquired Company has any plans to terminate his, her, or their employment or relationship with any Acquired Company; (b) each Acquired Company has complied in all material respects with all applicable laws relating to the employment of personnel and labor; (c) no Acquired Company is a party to or bound by any collective bargaining agreement, nor has any Acquired Company experienced any material strikes, grievances, unfair labor practices claims, or other material employee or labor disputes in the last five years; (d) no Acquired Company has engaged in any unfair labor practice; and (e) no Acquired Company has any knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any Acquired Company.

     Section 4.17   Employee Benefit Plans.
                    ----------------------

          (1)  The "Benefit Plans Schedule" attached hereto identifies all
                    ----------------------
bonus, deferred or incentive compensation, profit sharing, retirement, vacation, sick leave, hospitalization or severance plans, "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and material fringe benefit plans sponsored, maintained or
             -----
contributed to by any Acquired Company or with respect to which any Acquired Company has any liability (the "Plans").
                                -----
          (2)  Except as set forth on the Benefit Plans Schedule attached
                                          ----------------------
hereto:

               (1) None of the Plans are subject to Title IV of ERISA nor provide for medical or life insurance benefits to retired or former employees of any Acquired Company (other than as required under Code
     Section 4980B, or similar state law). Each Acquired Company is not a participating or contributing employer in any "multiemployer plan" (as defined in Section 3(37) of ERISA) with respect to employees of the Acquired Companies nor has any Acquired Company incurred any withdrawal liability with respect to any multiemployer plan or any liability in connection with the termination or reorganization of any multiemployer plan.

               (2) To the best of Sellers' knowledge, each such Plan is in all material respects in compliance, and has been administered in all material respects in accordance, with the applicable provisions of ERISA and the Code and all other applicable laws, rules and regulations, including, but not limited to, medical continuation under Code Section 4980B. No Acquired Company has (i) engaged in any transaction prohibited by ERISA or the Code;
     (ii) breached any fiduciary duty owed by it with respect to the Plans described above; or (iii) failed to file and distribute timely and properly all reports and information required to be filed or distributed in accordance with ERISA or the Code.

               (3) All contributions, premiums or payments under or with respect to each Plan which are due on or before the Closing Date have been paid or will be paid prior to the Closing.

               (4) Each Plan which is intended to be qualified under section 401(a) of the Code (i) has been amended to reflect all requirements of the Tax Reform Act of 1986 and all subsequent legislation which was required to be adopted on or prior to the date hereof and (ii) has received from the Internal Revenue Service a favorable determination letter which considers the terms of the Plan as amended for such changes in law.

               (5) Each Acquired Company has not incurred and has no reason to expect that it will incur, any liability to the Pension Benefit Guaranty Corporation (other than premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) or under the Code with respect to any employee pension benefit plan that any Acquired Company or any other entity, that together with any Acquired Company is treated as a single employer under section 414 of the Code, maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute.

               (6) Each individual who has received compensation for the performance of services on behalf of any Acquired Company has been properly classified as an employee or independent contractor in accordance with applicable laws.

     Section 4.18   Insurance. The "Insurance Schedule" attached hereto lists
                    ---------       ------------------
and briefly describes each insurance policy maintained by each Acquired Company with respect to such Acquired Company's properties, assets, and business, together with a claims history for the past five years. All of such insurance policies are in full force and effect, and no Acquired Company is in default with respect to its obligations under any such insurance policies and no Acquired Company has been denied insurance coverage. Except as set forth on the Insurance Schedule, no Acquired Company has any self-insurance or co-insurance
------------------
programs, and the reserves set forth on the Latest Balance Sheet are adequate to cover all anticipated liabilities with respect to self-insurance or coinsurance programs.

     Section 4.19   Officers and Directors; Bank Accounts. The "Officers,
                    -------------------------------------       --------
Directors, and Bank Accounts Schedule" attached hereto lists all officers and
-------------------------------------
directors of each Acquired Company, and all bank accounts, safety deposit boxes, and lock boxes (designating each authorized signatory with respect thereto) for each Acquired Company.

     Section 4.20   Affiliate Transactions. Except as disclosed on the
                    ----------------------
"Affiliated Transactions Schedule" attached hereto, no Insider is a party to any
 --------------------------------
material agreement, contract, commitment, or transaction with any Acquired Company or which is pertaining to the business of any Acquired Company or has any interest in any property, real or personal or mixed, tangible or intangible, used in or pertaining to the business of any Acquired Company.

     Section 4.21   Compliance with Laws. Except as set forth on the Schedules
                    --------------------
to this Agreement, to the best of Sellers' knowledge, each Acquired Company and their respective officers, directors, agents (in their capacity as such), and employees have complied in all material respects with and are in material compliance with all applicable laws, regulations, and ordinances of foreign, federal, state, and local governments and all agencies thereof which are applicable to the business, business practices, or any owned or leased properties of any Acquired Company and to which any Acquired Company may be subject, and no material claims have been filed against any Acquired Company alleging a violation of any such laws or regulations, and neither any Acquired Company nor any Seller has received notice of any such violations.

     Section 4.22   Environmental Matters. Except as set forth on the
                    ---------------------
"Environmental Schedule" attached hereto:
 ----------------------

          (1) To the best of Sellers' knowledge, each Acquired Company has complied in all material respects with and is currently in compliance in all material respects with all Environmental and Safety Requirements, and neither any Acquired Company nor any Seller has received any oral or written notice, report, or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated, or otherwise) or any corrective, investigatory, or remedial obligations arising under Environmental and Safety Requirements which relate to any Acquired Company or any of their respective properties or facilities.

          (2) Without limiting the generality of the foregoing, each Acquired Company has obtained and complied in all material respects with, and is currently in compliance in all material respects with, all permits, licenses, and other authorizations that are required pursuant to any Environmental and Safety Requirements for the occupancy of such Acquired Company's respective properties or facilities or the operation of such Acquired Company's respective businesses. A list of all such permits, licenses, and other authorizations which are material to any Acquired Company is set forth on the Environmental Schedule.
                                                         ----------------------

          (3) Neither this Agreement, nor the other Transaction Documents, nor the consummation of the transactions contemplated hereby and thereby shall impose any obligations on any Acquired Company or otherwise for site investigation or cleanup, or notification to or consent of any government agencies or third parties under any Environmental and Safety Requirements (including, without limitation, any so called "transaction-triggered" or "responsible property transfer" laws and regulations).

          (4) To the best of Sellers' knowledge, none of the following exists at any property or facility owned, occupied, or operated by any Acquired
Company: (i) underground storage tanks or surface impoundments; (ii) asbestos-containing material in any form or condition; (iii) materials or equipment containing polychlorinated biphenyls; or (iv) landfills.

          (5) No Acquired Company has at any time on or prior to the Closing treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or Released (as defined in CERCLA as of the date hereof) any substance (including, without limitation, any hazardous substance) or owned, occupied, or operated any facility or property, so as to give rise to liabilities of any Acquired Company for response costs, natural resource damages, or attorneys' fees pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any other Environmental and Safety Requirements, except to the
  ------
extent in compliance with Environmental and Safety Requirements.

          (6) Without limiting the generality of the foregoing, to the best of Sellers' knowledge, no facts, events, or conditions relating to the past or present properties, facilities, or operations of any Acquired Company shall give rise to any material corrective, investigatory, or remedial obligations pursuant to Environmental and Safety Requirements now in effect, or give rise to any other material liabilities (whether accrued, absolute, contingent, unliquidated, or otherwise) pursuant to Environmental and Safety Requirements, including, without limitation, those liabilities relating to onsite or offsite Releases or threatened Releases of hazardous materials, substances or wastes, personal injury, property damage, or natural resources damage.

          (7) To the best of Sellers' knowledge, no Acquired Company has, either expressly or by operation of law, assumed or undertaken any liability or corrective investigatory or remedial obligation of any other Person relating to any Environmental and Safety Requirements.

     Section 4.23   Disclosure. To the best of Seller's knowledge, neither this
                    ----------
Agreement, the other Transaction Documents, nor any of the schedules, attachments or exhibits hereto, contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein, not misleading.

     Section 4.24   Closing Date. All of the representations and warranties
                    ------------
contained in this Article V and elsewhere in this Agreement and all information delivered in any schedule, attachment, or Exhibit hereto or in any writing delivered to the Purchaser are true and correct on the date of this Agreement and shall be true and correct on the Closing Date, except to the extent that the Sellers have advised the Purchaser otherwise in writing before the Closing (each, a "Schedule Update"). Each Schedule Update delivered to the Purchaser
          ---------------
shall be taken into account in determining whether or not a representation or warranty has been breached for purposes of any claims for indemnification pursuant to Section 8.2(a)(i) below, as long as such Schedule Update discloses facts, events or circumstances which occurred after the date hereof or such Schedule Update discloses facts, events or circumstances which occurred prior to the date hereof as to which the Acquired Companies had no knowledge as of the date hereof. No Schedule Update shall be taken into account in determining whether or not the conditions to Closing set forth in Article III above have been satisfied.

                 ARTICLE 5 --  REPRESENTATIONS AND WARRANTIES
                               OF THE PURCHASER

          As a material inducement to the Company and the Sellers to enter into this Agreement, the Purchaser hereby represents and warrants to the Sellers that:

     Section 5.1    Organization. The Purchaser is a corporation duly organized,
                    ------------
validly existing, and in good standing under the laws of the State of North Carolina.

     Section 5.2    Authorization of Transactions. The Purchaser has all
                    -----------------------------
requisite organizational power and authority to execute and deliver the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The board of directors of the Purchaser has duly approved the Transaction Documents to which it is a party and has duly authorized the execution and delivery of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby. No other corporate proceedings on the part of the Purchaser are necessary to approve and authorize the execution and delivery of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby. All Transaction Documents to which the Purchaser is a party have been duly executed and delivered by the Purchaser and constitute the valid and binding agreements of the Purchaser, enforceable against the Purchaser in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and as limited by general principles of equity that restrict the availability of equitable remedies.

     Section 5.3    Absence of Conflicts. The execution, delivery, and
                    --------------------
performance of the Transaction Documents and the consummation of the transactions contemplated thereby by the Purchaser do not and shall not (a) conflict with or result in any breach of any of the terms, conditions, or provisions of, (b) constitute a material default under, (c) result in a material violation of, (d) give any third party the right to modify, terminate, or accelerate any obligation under, or (e) require any authorization, consent, approval, exemption, or other action by or notice or declaration to, or filing with, any court or administrative or other governmental body or agency (except in connection with the HSR Act), under the provisions of the charter or bylaws of the Purchaser or any material indenture, mortgage, lease, loan agreement, or other material agreement or instrument to which the Purchaser is bound or affected, or any material law, statute, rule, or regulation to which the Purchaser is subject (except in connection with the HSR Act) or any material judgment, order, or decree to which the Purchaser is subject.

     Section 5.4    Litigation. There is no claim, action, suit, proceeding or
                    ----------
governmental investigation pending or, to the knowledge of the Purchaser, threatened against the Purchaser, by or before any court, governmental or regulatory authority or by any third party which challenges the validity of this Agreement or which would be reasonably likely to adversely affect or restrict the Purchaser's ability to consummate the transactions contemplated hereby.

     Section 5.5    Brokerage. There are no claims for brokerage commissions,
                    ---------
finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Purchaser.

     Section 5.6    Cooperation. Purchaser confirms that Sellers have made
                    -----------
available to Purchaser and its representative and agents the opportunity to ask questions of the officers and management employees of the Company and that the Sellers have represented that they have delivered to Purchaser all such additional information about the business and financial condition of the Company that Purchaser has requested.

     Section 5.7    Closing Date. All of the representations and warranties
                    ------------
contained in this Article VI and elsewhere in this Agreement and all information delivered in any schedule, attachment, or Exhibit hereto or in any writing delivered to the Sellers are true and correct on the date of this Agreement and shall be true and correct on the Closing Date, except to the extent that the Purchaser has advised the Sellers otherwise in writing before the Closing (each, a "Schedule Update"). Each Schedule Update delivered to the Representative shall be taken into account in determining whether or not a representation or warranty has been breached for purposes of any claims for indemnification pursuant to
Section 8.2(c)(i) below, as long as such Schedule Update discloses facts, events or circumstances which occurred after the date hereof or such Schedule Update discloses facts, events or circumstances which occurred prior to the date hereof as to which the Purchaser had no knowledge as of the date hereof. No Schedule Update shall be taken into account in determining whether or not the conditions to Closing set forth in Article III above have been satisfied.

                          ARTICLE 6 -- TERMINATION

     Section 6.1    Termination. This Agreement may be terminated at any time
                    -----------
before the Closing:

          (1)  by mutual written consent of the Sellers and the Purchaser;

          (2) by the Sellers or the Purchaser if there has been a material misrepresentation or breach on the part of the other Party of the representations, warranties, or covenants set forth in this Agreement or if events have occurred which have made it impossible to satisfy a condition precedent to the terminating Party's obligations to consummate the transactions contemplated hereby unless such terminating Party's willful or knowing breach of this Agreement has caused the condition to be unsatisfied;

          (3) by the Sellers or the Purchaser if the Closing has not occurred on or before the date which is 90 days after the date hereof; provided, however, that neither the Purchaser nor the Sellers shall be entitled to terminate this Agreement pursuant to this Section 7.1(c) if such Party's willful or knowing breach of this Agreement has prevented the consummation of the transactions contemplated hereby at or before such time;

          (4) by the Purchaser at any time on or before the 30th day following the date of this Agreement if the Purchaser is not reasonably satisfied with the results of its continuing legal due diligence regarding the stock records, minutes or material contracts of the Acquired Companies; or

          (5)  by the Purchaser pursuant to Section 10.11(b) below.

     Section 6.2    Effect of Termination. In the event of termination of this
                    ---------------------
Agreement by either the Sellers or the Purchaser as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any Party to any other Party under this Agreement, except that nothing herein shall relieve any Party from the obligations set forth in Section 4.3(d), 9.7(c) or any liability for any breach of this Agreement before such termination.

              ARTICLE VIII -- INDEMNIFICATION AND RELATED MATTERS

     Section 6.3    Survival. All representations, warranties, covenants, and
                    --------
agreements set forth in this Agreement or in any writing or certificate delivered in connection with this Agreement shall survive the Closing Date and the consummation of the transactions contemplated hereby and shall not be affected by any examination made for or on behalf of any Party, the knowledge of any of such Party's officers, directors, stockholders, employees, or agents, or the acceptance of any certificate or opinion. Notwithstanding the foregoing, no Party shall be entitled to recover for any Loss pursuant to Section 8.2(a)(i) or
Section 8.2(c)(i) unless written notice of a claim thereof is delivered to the other Party before the Applicable Limitation Date. For purposes of this Agreement, the term "Applicable Limitation Date" shall mean the date which is
                     --------------------------
the second anniversary of the Closing Date; provided that the Applicable Limitation Date with respect to the following Losses shall be as follows: (i) with respect to any Loss arising from or related to a breach of the representations and warranties of the Sellers set forth in Section 5.10 (Taxes) and Section 5.17 (Employee Benefits Matters), the Applicable Limitation Date shall be the date of expiration of the statute of limitations applicable to the statute, regulation or other authority which gave rise to such Loss; (ii) with respect to any Loss arising from or related to a breach of the representations and warranties of the Sellers set forth in Section 5.22 (Environmental Matters), the Applicable Limitation Date shall be the fifth anniversary of the Closing Date; and (iii) with respect to any Loss arising from or related to a breach of the representations and warranties of the Sellers set forth in Section 5.1 (Organization and Corporate Power), Section 5.2 (Authorization of Transactions),
Section 5.3 (Absence of Conflicts), Section 5.4 (Capitalization), Section 5.9(a) (Title to Assets) or Section 5.14 (Brokerage) and with respect to any Loss arising from or related to a breach of the representations and warranties of the Purchaser set forth in Section 6.1 (Organization), Section 6.2 (Authorization of Transactions), Section 6.3 (Absence of Conflicts) or Section 6.5 (Brokerage), there shall be no Applicable Limitation Date (i.e., such representations and warranties shall survive forever). The representations and warranties described in clause (iii) of the preceding sentence are referred to as the "Fundamental
                                                                  -----------
Representations and Warranties."
------------------------------

     Section 6.4    Indemnification.
                    ---------------

           (1)      Indemnification by the Sellers. The Sellers shall jointly
                    ------------------------------
and severally indemnify the Purchaser and the Company, and each of the Purchaser's and the Company's respective officers, directors, stockholders, employees, agents, representatives, affiliates, successors and assigns (collectively, the "Purchaser Parties") and hold each of them harmless from and
                    -----------------
against and pay on behalf of or reimburse such Purchaser Parties in respect of any Loss which any such Purchaser Party may suffer, sustain, or become subject to, as a result of or relating to:

               (1) the breach of any representation or warranty made by the Company or any Seller contained in this Agreement or in any certificate delivered by the Company or any Seller with respect thereto in connection with the Closing (in each case, determined without regard to any qualifications therein referencing the terms "materiality," "Material Adverse Effect," "knowledge" or other terms of similar import or effect);

               (2) the breach of any covenant or agreement made by the Company contained in this Agreement to be performed by the Company prior to or at the Closing;

               (3) the breach of any covenant or agreement made by any Seller contained in this Agreement;

               (4)  any matter referenced on the Environmental Schedule;
                                                 ----------------------

               (5)  any matter referenced on the Litigation Schedule;
                                                 -------------------

               (6)  any matter referenced on the Benefit Plans Schedule with
                                                 ----------------------
     respect to Section 5.17(b); and

               (7)  any Excluded Asset and Liability.

The Sellers hereby acknowledge that they and their Affiliates will have no claims or rights to contribution or indemnity from the Company with respect to any amounts paid by any of them pursuant to this Section 8.2(a).

          (2)  Limitations on Indemnification by the Sellers. The
               ---------------------------------------------
indemnification provided for in Section 8.2(a) above is subject to the following limitations:

               (1) The Sellers will be liable to the Purchaser Parties with respect to claims referred to in Section 8.2(a)(i) only if a Purchaser Party gives the Representative written notice thereof within the Applicable Limitation Date.

               (2) The aggregate amount of all payments made by Sellers in satisfaction of claims for indemnification pursuant to Section 8.2(a)(i) shall not exceed $7,500,000 (the "Cap"); provided, however, that the Cap
                                       ---    --------  -------
     shall not apply with respect to any Losses resulting from or relating to breaches of any Fundamental Representations and Warranties and such Losses shall not count towards satisfaction of the Cap. Notwithstanding the foregoing, the aggregate amount of all payments made by Sellers in satisfaction of claims for indemnification pursuant to Section 8.2(a)(i) for any Losses resulting from or relating to breaches of any Fundamental Representations and Warranties shall not exceed the Purchase Price.

               (3) The Sellers shall not be liable to indemnify any Purchaser Parties pursuant to Section 8.2(a)(i) unless and until the Purchaser Parties have collectively suffered

     Loss by such breaches or pursuant to such Sections in excess of a $250,000 aggregate basket ("Basket") (at which point, subject to the other
                        ------
     limitations herein, the Sellers will be liable to the Purchaser Parties for all Losses in excess of such Basket); provided, however, that the Basket shall not apply with respect to any Losses resulting from or relating to breaches of any Fundamental Representations and Warranties and such Losses shall not count towards satisfaction of the Basket.

               (4)  If the Sellers' indemnification obligation under this
     Section 8.2 arises in respect of any indemnifiable event (A) for which a Purchaser Party receives indemnification from the Sellers and (B) which results in any Tax benefit to such Purchaser Party for any taxable period (or portion thereof) which would not, but for such indemnifiable event, be available, such Purchaser Party shall pay, or shall cause to be paid, to the Sellers an amount equal to the actual Tax saving produced by such Tax benefit reduced by the amount of any Tax detriment to such Purchaser Party as a result of the receipt of such indemnification. Tax benefits and detriments shall be taken into account as and when actually realized. The amount of any such Tax saving for any taxable period shall be the amount of the reduction in Taxes payable to a Tax authority by such Purchaser Party with respect to such Tax period (net of any Tax detriment resulting from the receipt of the indemnity payment) as compared to the Taxes that would have been payable to a Tax authority by such Purchaser Party with respect to such Tax period in the absence of such Tax benefit.

               (5) Any payment made by a Seller to a Purchaser Party pursuant to this Section 8.2 in respect of any indemnifiable event shall be net of any insurance proceeds realized by and paid to such Purchaser Party in respect of such claim. Such Purchaser Party shall use its reasonable efforts to make insurance claims relating to any indemnifiable event for which it is seeking indemnification pursuant to this Section 8.2; provided that such Purchaser Party shall not be obligated to make such an insurance claim if the cost of pursuing such an insurance claim together with any corresponding increase in insurance premiums or other chargebacks to such Purchaser Party, as the case may be, would exceed the value of the claim for which such Purchaser Party is seeking indemnification.

               (6) The indemnification rights provided hereunder shall be the exclusive remedy of the Purchaser Parties with respect to any dispute arising out of or related to this Agreement, except for (A) the right to seek specific performance of any of the agreements contained herein, and
     (B) except in the case where the Company, the Sellers have defrauded the Purchaser Parties.

Notwithstanding any implication to the contrary contained in this Agreement, so long as the Purchaser delivers written notice of a good-faith claim to the Representative no later than the Applicable Limitation Date, the Sellers shall be required to indemnify the Purchaser Parties for all Losses (subject to the Basket and Cap limitations) which the Purchaser Parties may incur in respect of the matters which are the subject of such claim, regardless of when incurred. Notwithstanding any implication to the contrary contained in this Agreement, the limits on indemnification set forth in this Agreement shall not apply to claims for damages arising from fraud if such fraud occurred prior to the Closing.

          (3)  Indemnification by the Purchaser. The Purchaser shall indemnify
               --------------------------------
the Sellers and hold the Sellers and the Sellers' respective officers, directors, stockholders, employees, agents, representatives, affiliates, successors, and assigns (collectively, the "Seller Parties") harmless from and
                                            --------------
against and pay on behalf of or reimburse such Seller Parties in respect of any Loss which such Seller Party may suffer, sustain, or become subject to, as a result of or relating to:

               (1) the breach of any representation or warranty made by the Purchaser contained in this Agreement or in any certificate delivered by the Purchaser with respect thereto in connection with the Closing (in each case, determined without regard to any qualifications therein referencing the terms "materiality," "Material Adverse Effect," "knowledge" or other terms of similar import or effect); or

               (2) the breach of any covenant or agreement made by the Purchaser contained in this Agreement.

          (4)  Limitations on Indemnification by the Purchaser. The
               -----------------------------------------------
indemnification provided for in Section 8.2(c) above is subject to the following limitations:

               (1) The Purchaser will be liable to the Seller Parties with respect to claims referred to in Section 8.2(c) only if a Seller gives the Purchaser written notice thereof within the Applicable Limitation Date;

               (2) Any payment made by the Purchaser to a Seller Party pursuant to this Section 8.2 in respect of any indemnifiable event shall be net of any insurance proceeds realized by and paid to such Seller Party in respect of such claim. Such Seller Party shall use its reasonable efforts to make insurance claims relating to any indemnifiable event for which it is seeking indemnification pursuant to this Section 8.2; provided that such Seller Party shall not be obligated to make such an insurance claim if such Seller Party in its reasonable judgment believes the cost of pursuing such an insurance claim together with any corresponding increase in insurance premiums or other chargebacks to such Seller Party, as the case may be, would exceed the value of the claim for which such Seller Party is seeking indemnification.

               (3) The indemnification rights provided hereunder shall be the exclusive remedy of the Seller Parties with respect to any dispute arising out of or related to this Agreement, except for (A) the right to seek specific performance of any of the agreements contained herein, and (B) except in the case where the Purchaser has defrauded the Seller Parties.

Notwithstanding any implication to the contrary contained in this Agreement, so long as a Seller delivers written notice of a good-faith claim to the Purchaser no later than the Applicable Limitation

Date, the Purchaser shall be required to indemnify the Seller Parties for all Losses which the Seller Parties may incur in respect of the matters which are the subject of such claim, regardless of when incurred. Notwithstanding any implication to the contrary contained in this Agreement, the limits on indemnification set forth in this Agreement shall not apply to claims for damages arising from fraud.

          (5)  Procedures. If a party hereto seeks indemnification under this
               ----------
Article VIII, such party (the "Indemnified Party") shall promptly give written
                               -----------------
notice to the other party (the "Indemnifying Party") after receiving written
                                ------------------
notice of any action, lawsuit, proceeding, investigation, or other claim against it (if by a third party) or discovering the liability, obligation, or facts giving rise to such claim for indemnification, describing the claim, the amount thereof (if known and quantifiable), and the basis thereof; provided that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure shall have prejudiced the Indemnifying Party. In that regard, if any action, lawsuit, proceeding, investigation, or other claim shall be brought or asserted by any third party which, if adversely determined, would entitle the Indemnified Party to indemnity pursuant to this Article VIII, the Indemnified Party shall promptly notify the Indemnifying Party of the same in writing, specifying in detail the basis of such claim and the facts pertaining thereto and the Indemnifying Party shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation, or other claim giving rise to the Indemnified Party's claim for indemnification at its expense, and at its option (subject to the limitations set forth below) shall be entitled to control and appoint lead counsel of such defense with reputable counsel reasonably acceptable to the Indemnified Party; provided that, as a condition precedent to the Indemnifying Party's right to assume control of such defense, it must first agree in writing to be fully responsible for all Losses relating to such claims and to provide full indemnification to the Indemnified Party for all Losses relating to such claim; and provided further that the Indemnifying Party shall not have the right to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnified Party, if the claim which the Indemnifying Party seeks to assume control (i) seeks non-monetary relief (except where non-monetary relief is merely incidental to a primary claim or claims for monetary damages),
(ii) involves criminal allegations against an Indemnified Party, (iii) is one in which the Indemnifying Party is also a party and joint representation would be inappropriate or there may be legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party; or (iv) involves a claim which, upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend.

          If the Indemnifying Party is permitted to assume and control the defense and elects to do so, the Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate in (but not control) the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnified Party unless the employment thereof has been specifically authorized by the Indemnifying Party in writing.

          If the Indemnifying Party shall control the defense of any such claim, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of a claim or ceasing to defend such claim, if pursuant to or as a result of such settlement or cessation, injunction, or other equitable relief will be imposed against the Indemnified Party or if such settlement does not expressly unconditionally release the Indemnified Party from all liabilities and obligations with respect to such claim.

            (6)     Tax Treatment. Amounts paid to or on behalf of the Sellers
                    -------------
or the Company as indemnification shall be treated as adjustments to the Purchase Price for Tax purposes.

     Section 8.3    CERTAIN TAX MATTERS.
                    -------------------

            (7) All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest thereon) incurred in connection with this Agreement shall be paid by the Sellers when due, and each Seller shall, at his or its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and if required by applicable law, the Purchaser shall, and shall cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

            (8) The Sellers shall reimburse the Purchaser for all Taxes of the Acquired Companies with respect to any period (or portion thereof) ending on or before the Closing Date within ten days of payment by the Purchaser or an Acquired Company of such Taxes. For purposes of this Section 8.3(b), in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which is respect to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts, be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date.

            (9) Each Seller and the Purchaser (at their own cost) shall assist each other (including making records available) in the preparation of their respective Tax Returns and the filing and execution of Tax elections, if required, as well as any audits or litigation that ensue as a result of the filing thereof, to the extent that such assistance is reasonably requested.

ARTICLE 7                               -- ADDITIONAL AGREEMENTS

     Section 7.1    Appointment of Representative.
                    -----------------------------

            (1)     Powers of Attorney. Each Seller irrevocably constitutes and
                    ------------------
appoints Gary Schreiner (the "Representative") as each Seller's true and lawful
                              --------------
agent, proxy and attorney-in-fact and agent and authorizes the Representative acting for each Seller and in each Seller's name, place and stead, in any and all capacities to do and perform every act and thing required or permitted to be done in connection with the transactions contemplated by this Agreement, as fully to all intents and purposes as such Person might or could do in person, including, without limitation:

                    (1) determine the presence (or absence) of claims for indemnification against the Purchaser pursuant to Section 8.2 above;

                    (2) deliver all notices required to be delivered by each Seller under this Agreement, including, without limitation, any notice of a claim for which indemnification is sought under Section 8.2 above;

                    (3) take any and all action on behalf of each Seller from time to time as the Representative may deem necessary or desirable to defend, pursue, resolve and/or settle claims under this Agreement, including, without limitation, indemnification under Section 8.2 above; and

                    (4) to engage and employ agents and representatives (including accountants, legal counsel and other professionals) and to incur such other reasonable expenses as he deems necessary or prudent in connection with the administration of the foregoing.

Each Seller grants unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in connection with the transactions contemplated by this Agreement, as fully to all intents and purposes as the undersigned might or could do in person. Each Seller acknowledges and agrees that upon execution of this Agreement, any delivery by the Representative of any waiver, amendment, agreement, opinion, certificate or other documents executed by the Representative or any decisions made by the Representative pursuant to this Section 9.1, such Seller shall be bound by such documents or decision as fully as if such Seller had executed and delivered such documents or made such decisions. Notwithstanding anything in this Section 9.1 to the contrary, however, Representative shall not have the authority to take the following actions on behalf of Edward Chernoff: (a) receive any notice or service of process required to be delivered to Edward Chernoff under this Agreement; (b) agree to amend any portion of this Agreement;
(c) waive any obligation or condition as set forth in Section 3.2 of this Agreement; or (d) receive any payment belonging to Edward Chernoff pursuant to
Section 2.2(b) of this Agreement. Each Seller will, by executing this Agreement agree that such agency, proxy and power of attorney are coupled with an interest, and are therefore irrevocable without the consent of the Representative and shall survive the death, incapacity, or bankruptcy of such Seller.

               (2) The Representative shall not have by reason of this Agreement a fiduciary relationship in respect of any Seller, except in respect of amounts received on behalf of such Seller. The Representative shall not be liable to any Seller for any action taken or omitted by him or any agent employed by him hereunder or under any other Transaction Document, or in connection therewith, except that the Representative shall not be relieved of any liability imposed by law for negligence or willful misconduct. The Representative shall not be liable to Sellers for any apportionment or distribution of payments made by him in good faith, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Seller to whom payment was due, but not made, shall be to recover from Representative any payment in excess of the amount to which they are determined to have been entitled. The Representative shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement.

               (3)  Replacement of the Representative. Upon the death,
                    ---------------------------------
disability, incapacity or resignation of the initial Representative appointed pursuant to Section 9.1(a) above, each Seller acknowledges and agrees that Edward Chernoff shall be appointed as the successor Representative; upon the death, disability, incapacity or resignation of the successor Representative appointed pursuant to this Section 9.1(c), each Seller acknowledges and agrees that the initial Representative or his executor, guardian or legal representative, as the case may be, shall (in consultation with Sellers) appoint a replacement reasonably believed by such person as capable of carrying out the duties and performing the obligations of the Representative hereunder within thirty (30) days. Any substituted representative shall be deemed the Representative for all purposes of this Agreement and the other Transaction Documents.

               (4)  Actions of the Representative; Liability of the
                    -----------------------------------------------
Representative. Each Seller agrees that Purchaser shall be entitled to rely on
--------------
any action taken by the Representative, on behalf of Sellers, pursuant to
Section 9.1(a) above (each, an "Authorized Action"), and that each Authorized
                                -----------------
Action shall be binding on each Seller as fully as if such Seller had taken such Authorized Action. The Purchaser agrees that the Representative shall have no liability to the Purchaser for any Authorized Action, except to the extent that such Authorized Action is found by a final order of a court of competent jurisdiction to have constituted fraud or willful misconduct. Sellers jointly and severally agree to pay, and to indemnify and hold harmless the Purchaser from and against any losses which they may suffer, sustain, or become subject to, as the result of any claim by any Person that an Authorized Action is not binding on, or enforceable against, Sellers. In addition, Sellers hereby release and discharge Purchaser from and against any liability arising out of or in connection with the Representative's failure to distribute any amounts received by the Representative on Sellers' behalf to Sellers.

     Section 7.2    Press Releases and Announcements.  Before the Closing Date,
                    --------------------------------
no press releases related to this Agreement and the transactions contemplated herein, or other announcements to the employees, customers, or suppliers of any Acquired Company shall be issued by any Party without the mutual approval of all Parties, except for any public disclosure which any Party in good faith believes is required by law or regulation (in which case the disclosure shall be prepared jointly by the Representative and the Purchaser). After the Closing Date, no press releases related to this Agreement and the transactions contemplated herein, or other announcements to the employees, customers, or suppliers of any Acquired Company shall be issued by the Sellers without the prior approval of the Purchaser, except for any public disclosure which the Sellers in good faith believe is required by law or regulation (in which case the disclosure shall be prepared jointly by the Representative and the Purchaser).

     Section 7.3    Further Transfers. Each Party shall execute and deliver such
                    -----------------
further instruments of conveyance and transfer and take such additional action as any other Party may reasonably request to effect, consummate, confirm, or evidence the consummation of the transactions contemplated hereby.

     Section 7.4    Specific Performance. The Sellers acknowledge that the
                    --------------------
Acquired Companies' businesses are unique and recognize and affirm that in the event of a breach of this Agreement by the Sellers, money damages may be inadequate and the Purchaser may have no adequate remedy at law. Accordingly, the Sellers agree that the Purchaser shall have the right, in addition to any other rights and remedies, to enforce its rights and the Sellers' obligations by an action or actions for specific performance, injunctive, and/or other equitable relief.

     Section 7.5    Expenses. The Parties shall pay all of their own fees,
                    --------
costs, and expenses (including, without limitation, fees, costs and expenses of legal counsel, investment bankers, brokers, or other representatives and consultants and appraisal fees, filing fees, costs, and expenses) incurred in connection with the negotiation of this Agreement and the other agreements contemplated hereby, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby (collectively, the "Transaction Expenses"); it being understood that it
                            --------------------
shall be the responsibility of the Purchaser to pay for the filing fee required under the HSR Act; it being further understood that if the transactions contemplated hereby are consummated, the Company shall reimburse the Purchaser and its investors for all of their Transaction Expenses. At the request of the Sellers, the Transaction Expenses for which the Sellers are liable pursuant to this Section 9.5 may be deducted from the Purchase Price and paid directly to the Sellers' legal counsel, investment bankers and other agents and representatives. To the extent that any Acquired Company pays or becomes liable with respect to any Transaction Expenses of the Sellers or any Acquired Party and such Transaction Expenses are not otherwise taken into account as deductions in determining the Net Working Capital Amount, the Purchase Price shall be reduced dollar-for-dollar.

     Section 7.6    Exclusivity. Until this Agreement is terminated by its
                    -----------
terms, no Seller Party shall (and no Seller Party shall cause or permit any Insider or agent or any other Person acting on its behalf to), discuss or negotiate with any other Person a possible sale of all or part of any Acquired Company's securities or assets (except for dispositions of assets in the Ordinary Course of Business), whether such transaction takes the form of a sale of stock, merger, liquidation, dissolution, reorganization, recapitalization, consolidation, sale of assets or otherwise (an "Acquisition Proposal"), or
                                                --------------------
provide any information to any other Person concerning any Acquired Company (other than information which the Acquired Companies provide to other Persons in the Ordinary

Course of Business). The Seller Parties and their agents and other Persons acting on their behalf (a) do not have any agreement, arrangement or understanding with respect to any Acquisition Proposal (except this Agreement),
(b) shall cease and cause to be terminated any and all discussions with third parties regarding any Acquisition Proposal, and (c) shall promptly notify the Purchaser if any Acquisition Proposal, or any inquiry or contact with any person or entity with respect thereto, is made.

     Section 7.7    Noncompetition, Nonsolicitation, and Confidentiality. From
                    ----------------------------------------------------
and after the Closing:

          (1)       Noncompetition. In consideration of the mutual covenants
                    --------------
provided for herein to Gary Schreiner at the Closing, during the period beginning on the Closing Date and ending on the fifth anniversary of the Closing Date (the "Schreiner Noncompete Period"), neither Gary Schreiner nor any of his
           ---------------------------
Affiliates shall engage (whether as an owner, operator, manager, employee, officer, director, consultant, advisor, representative, or otherwise) directly or indirectly in any business that manufactures or provides electro-mechanical products within the United States; provided that ownership of less than 5% of the outstanding stock of any publicly traded corporation shall not be deemed to be engaging solely by reason thereof in any of its businesses. In consideration of the mutual covenants provided for herein to Edward Chernoff at the Closing, during the period beginning on the Closing Date and ending on the fourth anniversary of the Closing Date (the "Chernoff Noncompete Period"), neither
                                      --------------------------
Edward Chernoff nor any of his Affiliates shall engage (whether as an owner, operator, manager, employee, officer, director, consultant, advisor, representative, or otherwise) directly or indirectly in any business within the United States that manufactures Class II transformers, defined purpose transformers, switching relays similar to the Company's type 9100 or type 9400 switching relays or relays similar to the types of relays manufactured or sold by Purchaser's Midtex division; provided that ownership of less than 5% of the outstanding stock of any publicly traded corporation shall not be deemed to be engaging solely by reason thereof in any of its businesses. The Parties hereto agree that the respective covenants set forth in this Section 9.7 are reasonable with respect to their duration, geographical area, and scope. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 9.7 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of such term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

          (2)       Nonsolicitation.  Each Seller agrees that, during his
                    ---------------
respective Noncompete Period, he will not (and he will cause his Affiliates to not) (A) except for any employee terminated by the Company, directly or indirectly contact, approach, or solicit for the purpose of offering employment to or hiring or actually hire (whether as an employee, consultant, agent, independent contractor, or otherwise) any Person employed by any Acquired Company at any time before the Closing Date or during his respective Noncompete Period, without the prior written consent of the

Company and (B) induce or attempt to induce any customer or other business relation of any Acquired Company into any business relationship which might materially harm such Acquired Company. Each Seller shall not in any manner take any action which is designed, intended, or might be reasonably anticipated to have the effect of discouraging customers, suppliers, lessors, licensors and other business associates from maintaining the same business relationships with the Company after the date of this Agreement as were maintained with the Company prior to the date of this Agreement.

          (3)       Confidentiality. Each of the Sellers shall treat and hold as
                    ---------------
confidential any information concerning the business and affairs of the Acquired Companies (including, without limitation, all Proprietary Rights) that is not already generally available to the public (the "Confidential Information"),
                                                ------------------------
refrain from using any of the Confidential Information except in connection with this Agreement, and at any time upon the request of the Purchaser deliver promptly to the Purchaser or destroy, at the request and option of the Purchaser, all tangible embodiments (and all copies) of the Confidential Information which are in its possession or under its control. In the event that any Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Seller shall notify the Purchaser promptly of the request or requirement so that the Purchaser may seek an appropriate protective order or waive compliance with the provisions of this Section 9.7(c). If, in the absence of a protective order or the receipt of a waiver hereunder, a Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such Seller may disclose the Confidential Information to the tribunal; provided that such Seller shall use its best efforts to obtain, at the request and expense of the Purchaser, an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed as the Purchaser shall designate.

          (4)       Trade Names. The Sellers shall not use or permit any of its
                    -----------
Affiliates to use the "Products Unlimited" name (or any other trademarks, service marks, trade dress, trade names, logos or corporate names used by any Acquired Company) or any names or symbols confusingly similar thereto in any manner anywhere in the world after Closing.

          (5)       Remedy for Breach. The Sellers acknowledge and agree that
                    -----------------
in the event of a breach of any of the provisions of this Section 9.7, monetary damages shall not constitute a sufficient remedy. Consequently, in the event of any such breach, the Company, the Purchaser, and/or their respective successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof, in each case without the requirement of posting a bond or proving actual damages.

     Section 9.8    Split Dollar Life Insurance Policies. From the date hereof
                    ------------------------------------
and continuing throughout the business day immediately preceding the Closing Date, each Seller shall have a "Split Dollar Option" of requiring the Company to
                                -------------------
continue to pay the premiums on such Seller's Split Dollar Life Insurance Policy (the "Split Dollar Policy") from and after the date of the Closing until
      -------------------
the earlier occurrence of (i) full satisfaction of the premium payments on such Seller's Split Dollar Policy or (ii) the death of such Seller (the earlier to occur of clause (i) and (ii) is referred to herein as the "Premium Satisfaction
                                                           --------------------
Event"); provided that, as part of the Split Dollar Option, it is agreed that
-----    -------- ----
within 30 days of the occurrence of the Premium Satisfaction Event, such Seller or such Seller's estate shall pay to the Company an amount equal to the sum of
(A) the aggregate amount of premium payments on such Seller's Split Dollar Policy made by the Company since the Closing Date (the "Split Dollar Premiums"),
                                                        ----- ------ --------
plus (B) interest on each Split Dollar Premium at a rate of 15% per annum
----
compounded monthly commencing with the date on which such Split Dollar Premium was paid (the "Split Dollar Interest", and together with the Split Dollar
               ---------------------
Premiums, the "Reimbursement Amount"); provided, further, that as a condition
               --------------------    --------  -------
precedent to such Seller's election of his Split Dollar Option, the Seller must execute and deliver a Collateral Assignment Agreement to the Purchaser granting the Company a security interest for the Reimbursement Amount in such Split Dollar Policy. Notwithstanding anything in this Stock Purchase Agreement to the contrary, in the event that either Seller elects not to exercise his Split Dollar Option in accordance with this Section 9.8, then the Company's current security interest in such Seller's Split Dollar Policy shall be included in the definition of Excluded Assets and Liabilities as set forth in Section 1.1.

ARTICLE 8                                -- MISCELLANEOUS

     Section 8.1    Amendment and Waiver. This Agreement may be amended and any
                    --------------------
provision of this Agreement may be waived, provided that any such amendment or waiver shall be binding upon a Party only if such amendment or waiver is set forth in a writing executed by the Purchaser and the Representative. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend, or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement.

     Section 8.2    Notices. All notices, demands, and other communications
                    -------
given or delivered under this Agreement shall be in writing and shall be deemed to have been given, (i) when received if given in person, (ii) on the date of electronic confirmation of receipt if sent by telex, facsimile or other wire transmission, (iii) three days after being deposited in the U.S. mail, certified or registered mail, postage prepaid, or (iv) one day after being deposited with a reputable overnight courier. Notices, demands, and communications to the Parties shall, unless another address is specified in writing, be sent to the address or telecopy number indicated below:

     Notices to the Representative or the Sellers
     --------------------------------------------
     or, before the Closing, notices to the Company:
     ----------------------------------------------

          Products Unlimited Corporation
          1801 Westwood Drive
          Sterling, Illinois 61081
          Attention: Gary Schreiner
                     Edward Chernoff
          Fax No.:  (815) 626-8637
     with a copy to:
     --------------

          Ward, Murray, Pace & Johnson, P.C.
          202 East Fifth Street
          Sterling, Illinois 61081
          Attention: Robert E. Branson, Esq.
          Fax No.:  (815) 625-8363

          Dunetz, Marcus, Brady & Weinsteir, L.L.C.
          Plaza II, Suite 1500
          354 Eisenhower Parkway
          Livingston, New Jersey 07039-1-23
          Attention: Ira Marcus
          Fax No.:  (973) 994-2767

     Notices to the Purchaser or, after the Closing,
     ----------------------------------------------
     notices to the Company:
     ----------------------

          Communications Instruments, Inc.
          1396 Charlotte Hwy.
          Fairview, NC 28730
          Attention: President
          Fax No. (828) 628-4713

     with a copy to:
     --------------

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, Illinois 60601
          Attention: Sanford E. Perl, Esq.
          Fax No.  (312) 861-2200

     Section 8.3    Binding Agreement; Assignment. This Agreement and all of the
                    -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided that neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any Party without the prior written consent of the other Parties; provided that

          (1) the Purchaser may at any time before the Closing, assign, in whole or in part, its rights and obligations pursuant to this Agreement to one or more of its Affiliates; provided that the Purchaser will nonetheless remain liable for all of its obligations hereunder;

          (2) the Purchaser and the Company may each assign its rights under this Agreement for collateral security purposes to any lender providing financing to the Purchaser, the

Company, or any of their Affiliates and any such lender may exercise all of the rights and remedies of the Purchaser and the Company hereunder; and

          (3) the Purchaser and the Company may assign its rights under this Agreement, in whole or in part, to any subsequent purchaser of the Purchaser or any Acquired Company or any material portion of its assets (whether such sale is structured as a sale of stock, a sales of assets, a merger, or otherwise); provided that the Purchaser and the Company will nonetheless remain liable for all of its obligations hereunder.

     Section 8.4    Severability. Whenever possible, each provision of this
                    ------------
Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

     Section 8.5    No Strict Construction. The language used in this Agreement
                    ----------------------
shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person. The Parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

     Section 8.6    Captions. The captions used in this Agreement are for
                    --------
convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize, or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

     Section 8.7    Entire Agreement. This Agreement and the documents referred
                    ----------------
to herein contain the entire agreement between the Parties and supersede any prior understandings, agreements, or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way.

     Section 8.8    Counterparts. This Agreement may be executed in multiple
                    ------------
counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

     Section 8.9    Governing Law. All questions concerning the construction,
                    -------------
validity, and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

     Section 8.10   Parties in Interest. Nothing in this Agreement, express or
                    -------------------
implied, is intended to confer on any person, other than the Parties and their respective successors and assigns, any rights or remedies under or by virtue of this Agreement.

     Section 8.11   Schedules. Information disclosed on any Schedule hereto
                    ---------
shall be deemed to be disclosed on each other Schedule hereto to the extent that such information is reasonably apparent on its face as being applicable to such other Schedule.

                        *         *         *         *

          IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the date first written above.


     Company:                 PRODUCTS UNLIMITED CORPORATION

                              By:  _____________________________________________

                              Name: ____________________________________________

                              Its: _____________________________________________



     Purchaser:               COMMUNICATIONS INSTRUMENTS, INC.

                              By:  _____________________________________________

                              Name:_____________________________________________

                              Its: _____________________________________________



     Sellers:                 __________________________________________________
                              Gary W. Schreiner


                              __________________________________________________
                              The Gary W. Schreiner Charitable Remainder
                              Trust dated January 4, 1999, by Gary W. Schreiner, its Trustee


                              __________________________________________________
                              Edward A. Chernoff


                              __________________________________________________
                              The Edward A. Chernoff 1999 Charitable
                              Remainder Unitrust u/a/t dated February 11, 1999, by Brian Shore, its Trustee


                SIGNATURE PAID TO THE STOCK PURCHASE AGREEMENT